Exhibit 10.1

REAL ESTATE PURCHASE AND SALE AGREEMENT

BETWEEN

TCG INDUSTRIAL THUNDERBIRD LLC, TCG INDUSTRIAL MOSTELLER LLC AND TCG INDUSTRIAL EMPIRE LLC

AND

PLYMOUTH INDUSTRIAL REIT INC.

CONCERNING PROPERTY COMMONLY

KNOWN AS 4115 THUNDERBIRD LANE, FAIRFIELD, OHIO, 11540-11630 MOSTELLER ROAD, SHARONVILLE, OHIO AND 7585 EMPIRE DRIVE, FLORENCE, KENTUCKY

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Exhibits

Exhibit A	-	Description of the Land
Exhibit B	-	Intentionally Omitted
Exhibit C	-	Lease Schedule
Exhibit D	-	Intentionally Omitted
Exhibit E	-	List of Contracts
Exhibit F	-	Form of Deed
Exhibit G	-	Form of Bill of Sale and General Assignment
Exhibit H	-	Form of Assignment and Assumption Agreement
Exhibit I	-	Representation Certificate
Exhibit J	-	Form of Owner’s Title Affidavit

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REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT is entered into as of the Effective Date (defined below) by and between TCG Industrial Thunderbird LLC, TCG Industrial Empire LLC and TCG Industrial Mosteller LLC, each a Delaware limited liability (each a “Seller” and collectively, the “Seller”), and Plymouth Industrial REIT Inc., a Maryland corporation (the “Purchaser”), and joined in for the limited purposes set forth herein by Commonwealth Land Title Insurance Company, as escrow agent.

In consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
Definitions

Section 1.1     Definitions. For purposes of this Agreement, capitalized terms not otherwise defined herein have the meanings set forth below:

“Agreement” means this Real Estate Purchase and Sale Agreement, including all Exhibits and Schedules hereto, as the same may be amended from time to time in accordance with the terms hereof.

“Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning set forth in Section 7.1(l).

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit H.

“Bill of Sale” shall mean a bill of sale and general assignment substantially in the form attached hereto as Exhibit G.

“Business Day” shall mean any day of the week other than (i) Saturday and Sunday, (ii) a day on which banking institutions in Boston, Massachusetts or any city in which the Real Property is located are obligated or authorized by law or executive action to be closed to the transaction of normal (and non-automated) banking business, and (iii) a day on which governmental functions in Boston, Massachusetts or any city in which the Real Property is located are interrupted because of extraordinary events such as hurricanes, blizzards, power outages or acts of terrorism.

“Claim Cap” shall have the meaning set forth in Section 10.4.

“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

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“Closing Date” shall mean November 25, 2014 (or such earlier date as the parties may agree), as such date may be extended in accordance with Section 6.1(b).

“Closing Statement” shall have the meaning set forth in Section 8.4(k).

“Code” shall mean the Internal Revenue Code of 1986, and all amendments thereto and all regulations issued thereunder.

“Confidential Information” shall mean (a) all documents, studies, reports, test results, brochures, offering materials, photographs, leases, lease guarantees, rent rolls, surveys, title reports and commitments, legal documents, financial information, computer output and other materials and information relating to the Property, the Leases, the Seller Parties and/or the Tenants and all analyses, compilations, forecasts, projections and other documents prepared based upon such materials and information, any and all proposals made in connection with a potential sale of the Property (including any proposals involving a price for the Property), whether the same are in electronic, pictorial, written or other form and (b) this Agreement, the terms hereof and any information contained herein or otherwise provided to Purchaser concerning the identity of the direct or indirect beneficial owners of Seller; provided, however that the term “Confidential Information” shall not include any information that (i) is in Purchaser’s possession before the Effective Date (and not obtained from Seller or a party acting on Seller’s behalf), (ii) is or becomes generally available to the public other than as a result of disclosure by Purchaser or its agent, representative or affiliate in breach of this Agreement, (iii) is independently developed by Purchaser without reference to any information that is provided to Purchaser by or on behalf of Seller or (iv) is or becomes available to Purchaser from a source that is not, to Purchaser’s knowledge, bound by a duty of confidentiality to Seller or any other Seller Party.

“Contracts” shall mean all service, maintenance, landscaping, telecommunications, cable, internet service, laundry, management, leasing, and other similar contracts affecting the Land or the Improvements, a list of which as of the Effective Date is set forth in Exhibit E, and any other contracts entered into by Seller after the Effective Date in accordance with the terms of this Agreement, including in each case all amendments, extensions, modifications and supplements thereto; provided, however, that the term “Contracts” shall not include the Leases.

“Covenant Not to Sue” shall have the meaning set forth in Section 7.1(d).

“Deed” shall mean a limited warranty deed (for the Real Property located in the State of Ohio) and a special warranty deed (for the Real Property located in the Commonwealth of Kentucky) each substantially in the form attached hereto as Exhibit F.

“Delinquent Rent” shall mean any of the Rents or other amounts that, under the terms of the applicable Lease, are to be paid by the Tenants on or prior to the Closing Date, but which have not been received in good funds by Seller on or prior to the Closing Date.

“Deposit” shall have the meaning set forth in Section 3.1.

“Designated Seller Representative” shall mean David Pizzotti and Peter Walter.

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“Documents” shall mean all documents, studies, reports and other information applicable to the Property or any portion thereof and obtained by or made available to Purchaser or its attorneys or agents prior to Closing, including title policies, pro-formas or commitments, title exception documents, litigation and lien searches, surveys, Leases, operating and financial statements, accounting reports, lease schedules, rent rolls, delinquency reports, estoppel certificates, environmental, engineering and soils reports, site and architectural plans, Contracts, inspection or maintenance reports, permits and approvals, and the Offering Memorandum.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Effective Date” means November 21, 2014.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations issued thereunder.

“Escrow Agent” shall mean the Title Company, acting in its capacity as escrow agent for the transactions contemplated by this Agreement.

“Excluded Items” shall mean: (a) materials relating to the marketing efforts for the sale of the Property, including communications and agreements with other potential purchasers; (b) projections and other internal memoranda or materials; (c)  submissions relating to the obtaining of internal authorizations (d) attorney and accountant work product and all other materials subject to any legal privilege in favor of Seller; (e) organizational documents of the Seller Parties and any agreements and communications between Seller and any affiliate or advisor of Seller; and (h) the personal property located in the on-site management office or elsewhere (including without limitation on the website for the Property) used by the current property manager for the Property and not owned by Seller.

“Executive Order” shall have the meaning set forth in Section 7.1(l).

“Government List” shall mean any of (i) the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

“Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 “et seq.”) or any regulations promulgated thereunder (“CERCLA”); (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) or Clean Water Act (33 U.S.C. Section 1251 et seq.); (iv) petroleum, petroleum products and by-products including gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos-containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) mold, mildew, fungus or other potentially dangerous organisms; (ix) any putrescible or nonputrescible solid, semisolid, liquid or gaseous waste of any type; and (x) any additional

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substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Property, the Real Property or the use of the Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including indoor or ambient air, surface water, ground water, land, soil or subsurface strata).

“Improvements” shall mean all buildings, structures and other improvements situated upon the Land and any fixtures, systems and facilities owned by Seller and located on the Land.

“Intangible Property” shall mean all of Seller’s right, title and interest, if any, in all intangible assets relating to the Land, Improvements or Personal Property, including all of Seller’s right, title and interest, if any, in all (a) warranties and guaranties relating to the Land, Improvements or Personal Property, (b) all licenses, permits and approvals relating to the Land, Improvements or Personal Property, (c) all logos and tradenames relating to the Land, Improvements or Personal Property, (d) all contract rights, and (e) all plans and specifications relating to the Land, Improvements or Personal Property, in each case to the extent that Seller may legally transfer the same; provided, however, that the term “Intangible Property” shall not include the name “Trident” or any variations or derivations thereof, whether alone or in combination with one or more other words.

“Land” shall mean the land described on Exhibit A attached hereto, together with all privileges, rights, easements and appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages or other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral rights appurtenant to such land.

“Lease Expenses” shall mean all tenant improvement allowances and costs of improvement work required to be provided or performed by the landlord under the Leases, together with all brokerage commissions, legal fees, moving expenses, design expenses and other third party costs incurred by Seller in connection with the negotiation or execution of the Leases and/or the performance of the landlord’s obligations thereunder; provided, however, that “Lease Expenses” shall not include loss of income resulting from any free rental period (it being agreed that Seller shall bear such loss resulting from any free rental period with respect to the period prior to the Closing and that Purchaser shall bear such loss with respect to the period from and after the Closing).

“Lease Proposal Notice” shall mean a written notice from Seller to Purchaser in accordance with Section 6.6(a) that: (a) identifies a Tenant or proposed Tenant; (b) contains a term sheet, letter of intent or other description of the material business terms of a proposed Lease Transaction; and (c) contains any relevant financial information about the Tenant or proposed Tenant that is in Seller’s possession or control.

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“Lease Schedule” shall mean schedule of leases attached hereto as Exhibit C.

“Lease Transaction” shall mean any of the following actions by Seller with respect to any Lease (or proposed Lease): (a) the execution of any new Lease; (b) the renewal or material modification of any Lease (other than the Lease with Prime Logistics); or (c) the termination of any Lease (other than the Lease with Prime Logistics) other than on account of a default by the applicable tenant thereunder.

“Leases” shall mean all leases, including all amendments, extensions, modifications and supplements thereto, pursuant to which any Person uses or occupies any part of the Real Property.

“Material Adverse Effect” shall mean an effect, event, development or change first occurring on or after the Effective Date that, individually or in the aggregate with all other effects, events, developments or changes first occurring on or after the Effective Date, is materially adverse to the value, carry costs, insurability, business, results of operations or financial or physical condition of the Property, taken as a whole, other than any effect, event, development or change arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic region the Property is located in or the commercial real estate industry, (c) changes in tax or accounting rules or principles, (d) the negotiation, execution, announcement or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the Effective Date (unless, and only to the extent, such effect, event, development or change affects the Property in a disproportionate manner as compared to other properties in the geographic regions affected by such effect, event, development or change), (f) earthquakes, hurricanes or other natural disasters (unless, and only to the extent, such effect, event, development or change affects the Property in a disproportionate manner as compared to other properties in such geographic region affected by such effect, event, development or change), or (g) any action taken by Seller at the request or with the prior, written consent of the Purchaser.

“Material Casualty” shall have the meaning set forth in Section 6.3.

“Material Contracts” means all Contracts other than those Contracts that: (i) are terminable on thirty (30) days’ or less notice without cost or penalty, (ii) do not require the payment of more than $100,000 in any calendar year or (iii) will terminate on or before the Closing at no cost or liability to Purchaser.

“Operating Expense Pass-Throughs” shall have the meaning set forth in Section 8.4(e).

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“Partial Closing” means a Closing permitted under the provisions of this Agreement with respect to less than all of the Property. In the case of a Partial Closing all of the provisions of this Agreement shall apply with respect to the Property that is to be purchased in connection with such Partial Closing and the Purchase Price in connection with such Partial Closing shall be calculated based on the following allocation of the Purchase Price: $2,600,000 with respect to 4115 Thunderbird Lane, Fairfield, Ohio, $12,300,000 with respect to 11540-11630 Mosteller Road, Sharonville, Ohio and $3,800,000 with respect to 7585 Empire Drive, Florence, Kentucky.

“Permitted Exceptions” shall mean: (a) applicable zoning, subdivision, building and other land use laws and regulations; (b) all matters reflecting the existence or terms of Leases shown on the Lease Schedule or entered into after the Effective Date in accordance with the terms of this Agreement, including non-disturbance agreements, notices (or short forms) of Leases and financing statements pertaining to Tenant property; (c) all matters, whether or not of record, that arise solely out of the actions of Purchaser or its agents, representatives or contractors; (d) the lien of real estate taxes and assessments not yet due and payable, subject to adjustment as provided herein; (e) any installation, service, connection, usage or maintenance charge for sewer, water, electricity, telephone, cable or internet service, and any charges due under any recorded reciprocal easement agreement, declarations of covenants, conditions, restrictions, common area agreement, shared maintenance agreement, or similar recorded agreements which burden or benefit the Real Property, in each case subject to adjustment as provided herein; (f) all matters that the Title Company is willing to insure over without additional premium or indemnity from Purchaser and that, in Purchaser’s reasonable business judgment, will not have a Material Adverse Effect from and after the Closing; (g) any lien or encumbrance that, pursuant to a Lease that is in force and effect on the Closing Date and was provided to Purchaser in accordance with this Agreement, is the responsibility of the applicable tenant; (h) the standard pre-printed exceptions and provisions contained in the Title Commitment; and (i) all other matters shown on or referenced in the Title Commitment (other than Voluntary Liens) or the Survey, all matters of record as of the Effective Date, such state of facts as would be disclosed by a physical inspection of the Real Property or an ALTA “as-built” survey of the Real Property as of the Title Objection Date. The term “Permitted Exceptions” shall also include any matters that become Permitted Exceptions in accordance with the provisions of Sections 4.1(b)-(c) below.

“Person” shall mean any individual, estate, trust, general or limited partnership, limited liability company, limited liability partnership, corporation, governmental agency or other legal entity and any unincorporated association.

“Personal Property” shall mean all furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property, if any, owned by Seller and installed, located or situated on or used in connection with the operation of the Improvements, subject to depletions, replacements and additions in the ordinary course of business, but excluding all Excluded Items.

“Plan” shall have the meaning set forth in Section 7.1(m).

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“Property” shall mean, collectively, the Real Property, the Personal Property, Seller’s interest in the Leases, and the Intangible Property. The term “Property” does not include the Excluded Items. As the context shall require, the term “Property” shall mean all of the Property collectively or each Property individually (that is, the property commonly known as 4115 Thunderbird Lane, Fairfield, Ohio, the property commonly known as 11540-11630 Mosteller Road, Sharonville, Ohio and/or the property commonly known as 7585 Empire Drive, Florence, Kentucky.

“Purchase Price” shall mean the purchase price for the Property as specified in Section 2.2.

“Purchaser” shall have the meaning set forth in the first paragraph of this Agreement.

“Purchaser’s Knowledge” shall mean the actual knowledge of Purchaser and: (i) all matters and information disclosed in this Agreement or in any exhibit or schedule to this Agreement; (ii) any matters and information disclosed in any of the Documents received by or made available to Purchaser or its agents, attorneys or representatives before the Closing; and (iii) any other matter or information disclosed in writing to Purchaser or its agents, attorneys or representatives before the Closing.

“Purchaser Lease Expenses” shall mean, collectively, any Lease Expenses arising out of or in connection with (i) any extension, expansion or other right exercised by any Tenant under any Lease on or after the Effective Date, or (ii) any new Lease or Lease modification entered into in accordance with Section 6.6(a) on or after the Effective Date; provided, however, that in the case of this Subsection (ii), such Lease Expenses are either (A) provided for in the Leases (or any related lease commission agreements) as delivered or made available to Purchaser before the end of the Study Period or (B) otherwise provided for in a Lease Proposal Notice approved (or deemed approved) by Purchaser in accordance with this Agreement.

“Purchaser Title Election Date” shall have the meaning set forth in Section 4.1(c).

“Purchaser Title Objections” shall have the meaning set forth in Section 4.1(b).

“Real Property” shall mean, collectively, the Land and the Improvements.

“Releases” shall have the meaning set forth in Section 7.1(c).

“Remove” or “Removed” with respect to any exception to title shall mean that Seller causes the Title Company to remove or affirmatively insure over to Purchaser’s reasonable satisfaction) the same as an exception to the Purchaser’s Owner’s Title Policy, without any additional cost or liability to the Purchaser.

“Rent” shall mean fixed and minimum rents and all additional rents, percentage rents, imposition charges, heating and cooling charges, charges for utilities, charges for parking and storage, and all other amounts and charges payable by the Tenants under the Leases.

“Representatives” shall have the meaning set forth in Section 11.22.

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“Required Purchaser Insurance” shall mean insurance that satisfies the following requirements or is otherwise approved in writing by Seller:

(a)     Commercial General Liability Insurance on an “occurrence” basis, covering the activities of Purchaser and its agents, contractors, affiliates and representatives on or about the Real Property, including (i) Protective Liability, (ii) Products/Completed Operations Liability, (iii) Broad Form Property Damage Liability, and (iv) Contractual Liability (which includes, without limitation, coverage for the indemnity and hold harmless agreement set forth in Section 5.1), against claims for bodily injury, personal injury (with employee and contractual exclusions deleted), property damage and death, with a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and Five Million Dollars ($5,000,000) in aggregate, with aggregate limits of liability applying separately to Products/Completed Operations and all other general liability coverages combined;

(b)     Each liability policy shall be written on an “occurrence” basis, if available. If any such policy is not available on an “occurrence” basis, and such policy is written on a “claims made” basis, such policy shall be subject to Seller’s prior written approval. Each policy must be written so that the effective (or retroactive) date of the policy is prior to the date of Purchaser’s (or its contractor’s, agent’s, affiliate’s or representative’s) first access to the Real Property. Any such “claims made” basis policy shall be maintained until the expiration of any applicable statute of limitations, but in any event for a period of not less than one (1) year following the Effective Date;

(c)     If any such insurance policy expires before the termination of Purchaser’s obligation to carry such insurance pursuant to this Agreement, Seller shall be provided with renewal certificates or binders not less than fifteen (15) days prior to such expiration together with evidence of the payment of premiums thereon. Each such certificate of insurance shall contain a provision that the coverage afforded under such policies will not be canceled or modified until at least thirty (30) days’ prior written notice has been given to Seller; and

(d)     All such insurance shall be issued by an insurance company having a A.M. Best rating of at least A-VII.

“Restricted Period” shall mean the period commencing on November 20, 2014 and ending on the earlier of the Closing or the termination of this Agreement.

“SEC” shall have the meaning set forth in Section 11.22.

“Security Deposits” shall mean all security deposits relating to space within the Real Property paid by Tenants to Seller or its managing agent.

“Seller” shall have the meaning set forth in the first paragraph of this Agreement.

“Seller-Allocated Amounts” shall mean, collectively:

(a)     with respect to any condemnation or eminent domain proceedings with respect to any portion of the Property that occurs after the Effective Date, (i) the third-party costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, reasonably incurred by Seller in connection with obtaining payment of any award or proceeds in connection with any such condemnation or eminent domain proceedings, and (ii) any portion of any such award or proceeds that is allocable to loss of use of the Property prior to Closing; and

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(b)     with respect to any casualty to any portion of the Property that occurs after the Effective Date, (i) the third-party costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, reasonably incurred by Seller in connection with the negotiation and/or settlement of any casualty claim with an insurer with respect to the Property, (ii) the proceeds of any rental loss, business interruption or similar insurance that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual third-party costs incurred by Seller in stabilizing the Property following a casualty.

“Seller Broker” means CBRE.

“Seller Parties” shall mean Seller and Seller’s direct and indirect owners, and their respective officers, directors, trustees, managers, members, owners and employees.

“Seller Representations” shall mean the representations and warranties of Seller expressly set forth in this Agreement.

“Study Period” shall mean the period commencing on the Effective Date and ending at 5:00 p.m. East Coast time on November 24, 2014.

“Survey” shall have the meaning set forth in Section 4.1.

“Tax Appeal Proceeding” shall have the meaning set forth in Section 6.6(d).

“Tenant Notices” shall have the meaning set forth in Section 8.5.

“Tenant Receivables” shall have the meaning set forth in Section 8.4(f).

“Tenants” shall mean all Persons leasing or occupying space within the Real Property pursuant to the Leases.

“Title Commitment” shall mean, collectively, the commitments for title insurance issued by the Title Company to Purchaser.

“Title Company” shall mean the Boston, Massachusetts national office of Commonwealth Land Title Insurance Company.

“Title Documents” shall mean all documents referred to in the Title Commitment.

“Title Objection Date” shall mean November 21, 2014.

“Title Objection Notice” shall have the meaning set forth in Section 4.1(b).

“Unbilled Tenant Receivables” shall have the meaning set forth in Section 8.4(f).

“Uncollected Delinquent Tenant Receivables” have the meaning set forth in Section 8.4(f).

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“Utility Deposits” shall mean all deposits made by or on behalf of Seller with the Persons providing water, sewer, gas, electricity, telephone and other utilities to the Real Property.

“Voluntary Lien” shall mean (a) any mortgage or deed of trust granted or assumed by Seller and encumbering the Property or any portion thereof; and (b) any other lien encumbering the Property or any portion thereof that is or was voluntarily granted, acquired or assumed by Seller and secures the repayment of money; provided, however, that in no event shall the term “Voluntary Lien” include any Permitted Exception.

“Waiver Parties” shall have the meaning set forth in Section 7.1(b).

Article 2
Agreement; Purchase Price

Section 2.1     Agreement to Sell and Purchase. Subject to the terms and provisions hereof, Seller agrees to sell the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller.

Section 2.2     Purchase Price. The Purchase Price for the Property shall be Eighteen Million Seven Hundred Thousand Dollars ($18,700,000). Subject to the adjustments and apportionments as hereinafter set forth, the Purchase Price shall be paid on the Closing Date by wire transfer of immediately available federal funds.

Article 3
Deposit

Section 3.1     Deposit. Within two (2) Business Days following the Effective Date, Purchaser shall deposit Three Hundred Thousand Dollars ($300,000) (together with any additional deposit provided for herein, and all interest and earnings on all such amounts, the “Deposit”) with Escrow Agent by wire transfer of immediately available funds. The Deposit shall be held in a segregated “money market” account pursuant to the provisions of Section 11.21 below. The Deposit shall be applied to the Purchase Price if the Closing occurs. In the event that the Closing does not occur by the Closing Date, the Deposit shall be disbursed as provided herein. If Purchaser fails to deliver the Deposit to Escrow Agent when required hereunder, this Agreement shall terminate.

Article 4
Survey and Title Commitment

Section 4.1     Title and Survey.

(a)     Purchaser has obtained the Title Commitment for the Real Property and has caused the Title Company to furnish the Title Commitment to Seller, together with copies of all instruments referred to thereon as exceptions to title. Purchaser may also obtain an update of Seller's most recent ALTA “as built” survey of the Real Property (the “Survey”) by a licensed surveyor or registered professional engineer, at Purchaser's expense. The Survey (and all related survey certifications) shall be addressed to both Purchaser and Seller. Purchaser shall deliver two originals of the final Survey to Seller promptly upon receipt thereof by Purchaser.

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(b)     Purchaser shall have until the Title Objection Date to give Seller a single written notice (the “Title Objection Notice”) that sets forth in reasonable detail any objections that Purchaser has to title or survey matters affecting the Property (the “Purchaser Title Objections”); provided, however, that Purchaser shall have no right to object to any of the matters set forth within subsections (a) through (h) of the definition of Permitted Exceptions. If Purchaser fails to include an objection to any title or survey matter affecting the Property as of the date of the Survey or the effective date of the Title Commitment, as applicable, in the Title Objection Notice, or if Purchaser fails timely to give Seller a Title Objection Notice, any such matters shall be Permitted Exceptions and Purchaser shall have no further right to object to such matters. Upon receipt of the Title Objection Notice, Seller shall have until the expiration of the Study Period to give Purchaser notice as to whether Seller elects to use reasonable efforts to Remove the Purchaser Title Objections by the Closing Date. If Seller fails to give Purchaser written notice of such election before the end of Seller’s Title Election Period, Seller shall be deemed to have elected not to attempt to Remove the Purchaser Title Objections. If Seller elects or is deemed to have elected not to attempt to Remove any one or more of the Purchaser Title Objections, such Purchaser Title Objections shall constitute Permitted Exceptions and Purchaser shall have until the end of the Study Period to determine whether to take title to the Property subject to such matters or to terminate this Agreement in accordance with Section 5.2. If Seller elects to use reasonable efforts to Remove any one or more of the Purchaser Title Objections, Seller shall have until the Closing Date to cause the same to be Removed, failing which Purchaser shall have the option of either (i) accepting the title as it then is or (ii) terminating this Agreement and demanding a refund of the deposit, which shall be returned to Purchaser promptly following Purchaser’s certification that it has complied with its obligations under Section 5.3(c); thereupon, except for except for those obligations that expressly survive the termination of this Agreement, Purchaser and Seller shall have no further obligations or liabilities under this Agreement. If Seller elects to use reasonable efforts to Remove any one or more Purchaser Title Objections, Seller shall use such efforts to Remove such Purchaser Title Objections on or before the Closing Date, except that (y) Seller shall in no event be required to bring suit to clear any claimed title or survey defects and (z) except for Voluntary Liens, Seller shall not be required to expend more than a total of Twenty Five Thousand Dollars ($25,000) in the aggregate to Remove the Purchaser Title Objections.

(c)     Notwithstanding anything to the contrary herein, all Voluntary Liens will be satisfied by Seller on or prior to the Closing or, if not so satisfied, shall be satisfied at Closing out of the proceeds otherwise payable to Seller. To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Purchaser’s attorney is made for recording of all instruments so procured in accordance with conveyancing practice in the jurisdiction in which the Property is located.

(d)     Seller shall be entitled to extend the Closing Date pursuant to Section 6.1(b) for the purpose of Removing any exceptions to title that are not Permitted Exceptions.

(e)     Purchaser shall be entitled to request that the Title Company provide such endorsements to the Purchaser’s title insurance policy as Purchaser or Purchaser’s lender may reasonably require, provided that such endorsements or amendments shall be at no cost to, and shall impose no additional liability on, Seller.

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Article 5
Inspection, Audit and Financing

Section 5.1     Access. During the Study Period, Purchaser, personally or through its authorized agents or representatives, shall be entitled upon reasonable advance notice to Seller to enter upon the Property during normal business hours and shall have the right to make such investigations, including appraisals, engineering studies, soil tests, environmental studies and underwriting analyses, as Purchaser deems necessary or advisable, subject to the following limitations: (a) such access shall be subject to the rights of Tenants and shall not violate any law ; (b) Purchaser shall give Seller written notice at least one (1) Business Day before conducting any inspections or communicating with any Tenant of the Property or with any property management, marketing or leasing personnel or agents, and a representative of Seller shall have the right to be present when Purchaser or its representatives conduct investigations on the Property or communicate with any Tenants or property management, marketing or leasing personnel or agents; (c) neither Purchaser nor its representatives shall interfere unreasonably with the use, occupancy or enjoyment of any Tenants, subtenants or other occupants of the Property or their respective employees, contractors, customers or guests; (d) neither Purchaser nor its agents shall damage the Property or any portion thereof; (e) unless Seller agrees otherwise in writing, before Purchaser or its agents, representatives or affiliates enter onto the Real Property, Purchaser shall deliver to Seller a certificate of insurance naming Seller as an additional insured and evidencing that Purchaser has the Required Purchaser Insurance; (f) Purchaser shall indemnify, defend and hold harmless the Seller Parties against and from any and all claims (whether third party claims or claims by Seller Parties or others against Purchaser), damages (including property damage), losses, liabilities, costs and liens arising out of or in connection with the inspection of the Property by, or the presence thereon of, Purchaser or its affiliates, representatives, agents, contractors, consultants, employees, or licensees, which indemnification obligation shall survive the Closing or termination of this Agreement; (g) without Seller’s prior written consent, which Seller may give or withhold in its absolute discretion, Purchaser shall not conduct any Phase II exams, soil borings, testing or sampling of any surface or subsurface soils, water or other materials, or other invasive tests on or around the Property; (h) Purchaser shall, at Purchaser’s sole cost and expense, promptly restore the Property or any portion thereof where Purchaser or any its affiliates, agents or representatives have performed any inspections to the same condition it was in prior to such inspection, failing which Seller may perform such restoration and Purchaser shall promptly reimburse Seller for the reasonable cost thereof; and (i) in no event shall Purchaser or its affiliates, attorneys, agents or representatives communicate with any governmental agency concerning the Property or the potential sale of the Property; provided, however, that as long as this Agreement is in effect, Purchaser and its affiliates, attorneys, agents or representatives may contact the zoning and/or building department of the relevant county or municipality in which the Real Property is located as part of Purchaser’s customary due diligence to confirm compliance with applicable zoning and building code requirements and/or to request a customary zoning letter, provided that: (x) neither Purchaser nor its affiliates, attorneys, agents or representatives shall disclose the proposed purchase price to be paid for the purchase of the Property to any of such governmental authorities; (y) in no event shall Purchaser or its affiliates, attorneys, agents or representatives request any inspections of the Property by any of such governmental authorities; and (z) Purchaser and its affiliates, attorneys, agents or representatives shall use commercially reasonable efforts to avoid triggering any inspections of the Property by any of such governmental authorities.

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Further, at all reasonable times during the Study Period, Seller agrees to make available to Purchaser, or to its duly authorized agents or representatives, copies of all Leases and all applicable books and records relating to the Property and the operation and maintenance thereof to the extent that such materials are in Seller’s possession or control and do not constitute Excluded Items. Such items may be examined at reasonable times during normal business hours upon prior reasonable notice to Seller.

Section 5.2     Study Period. Subject to the provisions of Section 5.1, Purchaser shall have the Study Period to physically inspect the Property, review the economic data, underwrite the Tenants and review the Leases and Contracts, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Real Property for the presence of Hazardous Materials, and to otherwise conduct such due diligence review of the Property and all records and other materials related thereto as Purchaser, in its absolute discretion, deems appropriate. If, between the Effective Date and the end of the Study Period, Purchaser shall, for any reason or no reason in Purchaser’s sole and absolute discretion, determine that it does not wish to purchase the Property, Purchaser shall be entitled to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Study Period, and thereupon the Deposit shall be returned to Purchaser and, except for those obligations that expressly survive the termination of this Agreement, Seller and Purchaser shall have no further obligations or liabilities to each other under this Agreement. If Purchaser fails to give such notice prior to the expiration of the Study Period, it shall conclusively be deemed to have elected to waive its right to terminate this Agreement under this Section 5.2, the Deposit shall be non-refundable except as otherwise expressly provided for in Sections 10.1 and 10.3 and Purchaser shall be obligated to purchase the Property in accordance with the terms hereof.

Section 5.3     Confidentiality. The parties acknowledge that the terms of this Agreement and the transaction described herein are of a confidential nature and shall not be disclosed except (a) to Purchaser's or Seller’s respective affiliates, officers, directors, principals, members, employees, agents, attorneys, partners, accountants, lenders and investors and their agents, and (b) to the United States Securities and Exchange Commission (the “SEC”) in connection with any of Purchaser’s requirements under federal securities law or regulations, including but not limited to a Form S-11 registration, or any similar or related filing made by Buyer or (c) as otherwise required by law (including SEC regulations and NYSE requirements) ((a) and (b) together, collectively, the “Permitted Outside Parties”). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties in connection with the transactions contemplated hereby. Except as required by applicable law, neither party shall issue any press release or make any statement to the media without the other party's consent, which consent shall not be unreasonably withheld or delayed. The provisions of this Section shall survive any termination of this Agreement.

Section 5.4     Reporting. In the event that Purchaser’s due diligence reveals any condition of the Property that in Purchaser’s judgment requires disclosure to any governmental agency or authority, Purchaser shall immediately notify Seller thereof. In such event, Seller, and not Purchaser or anyone acting on Purchaser’s behalf, shall make such disclosures as Seller deems appropriate. Notwithstanding the foregoing, Purchaser may disclose matters concerning the Property to a governmental authority if, (a) in the written opinion of Purchaser’s outside legal counsel, Purchaser is required by law to make such disclosure, and (b) (in the event that a delay in disclosure would not be in violation of any law) Purchaser gives Seller not less than ten (10) days prior written notice of the proposed disclosure.

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Section 5.5     Assumption of Contracts. The Contracts listed on Exhibit E, other than any property management agreements, shall be assigned to and assumed by Purchaser at the Closing pursuant to the Assignment and Assumption Agreement.

Article 6
Conditions Precedent, Casualty Damage or Condemnation

Section 6.1     Conditions Precedent Favoring Purchaser.

(a)     Purchaser’s obligation to purchase the Property is subject to the timely fulfillment of the conditions set forth in this Section 6.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Purchaser to Seller.

(i)     Seller shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

(ii)     On the Closing Date, the Seller Representations shall be true, complete and accurate, subject to: (A) changes that: (x) are caused by the acts or omissions of Purchaser or its agents or affiliates; (y) cannot reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect from and after the Closing or (z) are a result of changes to Leases or Contracts conducted in accordance with Section 6.6 of this Agreement or (B) any modification (or deemed modification) to any Seller Representation pursuant to Section 7.4(a) or Section 7.4(b); provided, however, that with respect to any Seller Representation that expressly states that it is made only with respect to facts as of a specified date, this condition shall be satisfied so long as such Seller Representation was true, complete and accurate in all material respects as of or such specified date.

(iii)     On the Closing Date, title to the Property shall be conveyed to Purchaser subject only to the Permitted Exceptions.

(b)     Notwithstanding the foregoing, if the conditions set forth in this Section 6.1 or any other condition of Closing shall not have been fulfilled on or before the Closing Date, and/or if Seller shall elect to extend the Closing Date pursuant to Section 4.1(e) and/or Section 7.4(b), Seller shall have the right (in its sole discretion), exercisable by written notice to Purchaser at or before the Closing, to extend the Closing Date for one or more periods of up to sixty (60) days in total to provide additional time for the fulfillment of such conditions.

(c)     Subject to Purchaser’s right to terminate this Agreement prior to the expiration of the Study Period in accordance with the terms of Section 5.2, Purchaser acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Purchaser’s ability to obtain any (i) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (ii) modification of any existing land use restriction.

Section 6.2     Conditions Precedent Favoring Seller. In addition to any other condition precedent in favor of Seller as may be expressly set forth elsewhere in this Agreement, Seller’s obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 6.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Seller to Purchaser.

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(a)     Purchaser shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Purchaser prior to or at the Closing.

(b)     On the Closing Date, the representations and warranties of Purchaser set forth in Section 7.1 shall be true, complete and accurate subject to changes that: (y) are caused by the acts or omissions of Seller or its agents or affiliates; or (z) cannot reasonably be expected, in the aggregate, to have a material adverse effect on Seller.

(c)     Intentionally Deleted.

(d)     Seller shall have received confirmation from Escrow Agent that it has received the payment of the Purchase Price in accordance with Section 2.2 (subject to the adjustments, apportionments and credits as provided for herein) and all other amounts due to Seller from Purchaser hereunder, if any, and that Escrow Agent is in possession of written authorization from Purchaser to disburse such funds at the direction of Seller at Closing.

Section 6.3     Risk of Loss. In the event that, after the end of the Study Period, all or a portion of the Improvements should be damaged or destroyed by fire or other casualty prior to Closing such that Seller’s reasonable estimate of the cost to repair the same exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (any such casualty, a “Material Casualty”), Purchaser may, at Purchaser’s sole option and discretion, elect either to:

(a)     if such Material Casualty affects only one Property, then remove such Property from this Agreement by giving notice of same to Seller within ten (10) Business Days from written notice of such Material Casualty, and the parties shall proceed to a Partial Closing without such Property;

(b)     if any Material Casualty (or Material Casualties) affect(s) more than one Property, terminate this Agreement and receive back the Deposit; or

(c)     close the transaction contemplated by this Agreement.

In the event of a fire or other casualty that is not a Material Casualty, or if there is a Material Casualty and Purchaser elects to proceed pursuant to Section 6.3(b), (i) Purchaser shall purchase the Property in accordance with the terms hereof (without a reduction in the Purchase Price except as provided for in Section 6.5 below), and (ii) Seller shall assign to Purchaser at Closing any rights of Seller to insurance proceeds payable on account of such damage as provided for in Section 6.5. With respect to any Material Casualty, Purchaser shall be deemed to have elected to proceed under Section 6.3(c) unless, within ten (10) Business Days from written notice of such Material Casualty, Purchaser provides Seller with written notice that Purchaser elects, as applicable, to proceed to a Partial Closing pursuant to Section 6.3(a) or terminate this Agreement pursuant to Section 6.3(b).

Section 6.4     Condemnation. In the event that, after the end of the Study Period, all or a material portion of the Real Property should be condemned by right of eminent domain prior to the Closing such that Seller’s reasonable estimate of the loss of value of the remaining Real Property exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (any such event, a “Material Taking”), Purchaser may, at Purchaser’s sole option and discretion, elect either to:

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(a)     if such Material Taking affects only one Property, then remove such Property from this Agreement by giving notice of same to Seller within ten (10) Business Days from written notice of such Material Taking, and the parties shall proceed to a Partial Closing without such Property;

(b)     if any Material Taking (or Material Takings) affect(s) more than one Property, terminate this Agreement and receive back the Deposit; or

(c)     close the transaction contemplated by this Agreement.

In the event of a condemnation by right of eminent domain that is not a Material Taking, or if there is a Material Taking and Purchaser elects to proceed under Section 6.4(c), Purchaser shall purchase the Property in accordance with the terms hereof (without reduction in the Purchase Price) and Seller shall assign to Purchaser at Closing any rights of Seller to condemnation proceeds payable as a result of such condemnation as provided for in Section 6.5. With respect to any Material Taking, Purchaser shall be deemed to have elected to proceed under Section 6.4(c) unless, within ten (10) Business Days from written notice of such Material Taking, Purchaser provides Seller with written notice that Purchaser elects, as applicable, to proceed to a Partial Closing pursuant to Section 6.4(a) or terminate this Agreement pursuant to Section 6.4(b).

Section 6.5     Allocation of Casualty and Condemnation Proceeds. If a condemnation or casualty occurs after the Effective Date and this Agreement is not terminated as permitted pursuant to the terms of Section 6.3 or Section 6.4, as applicable, then this Agreement shall remain in full force and effect, Purchaser shall acquire the remainder of the Property (as affected by such casualty or condemnation) upon the terms and conditions set forth herein, and at the Closing:

(a)     if the awards or proceeds, as the case may be, have been paid to Seller prior to Closing, Purchaser shall receive a credit at Closing equal to (i) the amount of any such awards or proceeds on account of such condemnation or casualty, plus (ii) if a casualty has occurred and such casualty is an insured casualty, an amount equal to Seller’s deductible with respect to such casualty, less (iii) an amount equal to the Seller-Allocated Amounts; and

(b)     to the extent that such award or proceeds have not been paid to Seller prior to Closing, (i) if a casualty has occurred and such casualty is an insured casualty, Purchaser shall receive a credit at Closing equal to Seller’s deductible with respect to such casualty, less an amount equal to the Seller-Allocated Amounts, and (ii) Seller shall assign to Purchaser at the Closing the rights of Seller to, and Purchaser shall be entitled to receive and retain, such awards or proceeds; provided, however, that within ten (10) Business Days after receipt of such awards or proceeds, Purchaser shall pay to Seller an amount equal to the Seller-Allocated Amounts not previously paid to Seller (and Purchaser’s obligation to pay such amount to Seller shall survive the Closing).

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Section 6.6     Leasing & Other Activities Prior to Closing.

(a)     Seller shall provide Purchaser with prompt, written notice of any Lease Transaction that occurs between the Effective Date and the commencement of the Restricted Period. Except for any transaction with any affiliate of Seller, Purchaser shall have no right to approve any Lease Transactions before the commencement of the Restricted Period. During the Restricted Period, Seller shall not enter into any Lease Transaction without Purchaser’s prior written consent, which consent may be given or withheld in Purchaser’s sole discretion; provided, however, that notwithstanding the foregoing provisions: (i) Seller shall not be required to obtain Purchaser’s consent to: enter into any modification, renewal, or extension of any Lease, if the applicable Lease does not call for any discretionary action on the part of Seller with respect thereto; and (ii) in connection with any matter with respect to which, under the applicable Lease, Seller may not unreasonably withhold its consent or approval, Purchaser shall be bound by the same standard. When seeking such consent from Purchaser, Seller shall provide Purchaser with a Lease Proposal Notice and, if Purchaser does not notify Seller in writing of its approval or disapproval within five (5) Business Days, Purchaser shall be deemed to have approved the transaction substantially on the terms described in such notice.

(b)     During the Restricted Period, Seller shall not enter into any Material Contracts or amend any such Contracts, in each case without the prior written consent of Purchaser, in Purchaser’s sole discretion. If Purchaser does not notify Seller in writing of its consent or disapproval within five (5) Business Days after notice thereof from Seller, Purchaser shall be deemed to have consented to such requested action. If Purchaser disapproves any such request, then Purchaser’s written notice shall specify the reasons for such disapproval.

(c)     At all times prior to Closing, Seller shall continue to operate and maintain the Property, and insure the Property, consistent in all material respects with its standards of operation and maintenance prevailing immediately prior to the Effective Date and during the Study Period. Seller does not, however, represent or agree that any particular Lease or Leases will remain in force or effect on the Closing Date or that the Tenants will have performed their obligations thereunder and the same is not a condition precedent to Purchaser’s obligations under this Agreement. In no event shall Seller have any obligation to make any capital improvements to the Property.

(d)     Seller may file and/or maintain and prosecute an application for the reduction of the assessed valuation of the Property or any portion thereof for real estate taxes or a refund of real estate taxes previously paid (a “Tax Appeal Proceeding”). Seller shall have the right to withdraw, settle or otherwise compromise Tax Appeal Proceedings affecting real estate taxes assessed against the Property (i) for any fiscal period prior to the fiscal year in which the Closing shall occur without the prior consent of Purchaser, and (ii) for the fiscal year in which the Closing shall occur, provided Purchaser shall have consented in advance in writing with respect thereto, which consent shall not be unreasonably withheld or delayed and which consent shall be deemed granted in the event that Purchaser fails to respond to a written request for its consent within ten (10) Business Days. The amount of any tax refunds (net of reasonable attorneys' fees and other costs of obtaining such tax refunds) with respect to any portion of the Property for the tax year in which the Closing Date occurs shall be apportioned between Seller and Purchaser as of the Closing Date. If, in lieu of a tax refund, a tax credit is received with

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respect to any portion of the Property for the tax year in which the Closing Date occurs, then (x) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of reasonable attorneys' fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (y) upon receipt by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to the savings realized (as apportioned). All refunds, credits or other benefits applicable to any fiscal period prior to the fiscal year in which the Closing shall occur shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, the same shall be paid to Seller within thirty (30) days following receipt thereof. The provisions of this Section 6.6(d) shall survive the Closing.

(e)     While this Agreement is in effect, Seller shall: (i) not sell the Property or enter into an agreement to sell the Property to any Person other than Purchaser and (ii) promptly give Purchaser a reasonably detailed written notice of: (1) any material fire, material flood or other material casualty with respect to the Property of which Seller obtains actual knowledge; and (2) any condemnation proceeding affecting the Property of which Seller obtains actual knowledge.

Article 7
Representations, Warranties and Covenants

Section 7.1     Purchaser’s Representations, Warranties and Covenants. Purchaser hereby represents, warrants, covenants, and acknowledges to Seller as of the Effective Date and as of the Closing as follows:

(a)     Purchaser acknowledges that it is experienced and sophisticated in the acquisition, development, management, leasing, ownership and operation of commercial real estate projects such as the Property and that, prior to the end of the Study Period, it will have a full and complete opportunity to conduct such investigations, examinations, inspections and analyses of the Property as Purchaser, in its absolute discretion, may deem appropriate. Purchaser further acknowledges that, except for the Seller Representations, Purchaser has not relied upon any statements, representations or warranties by Seller or any agent of Seller. Without limiting the foregoing, Purchaser acknowledges and agrees that: (1) any environmental, physical condition or other reports provided to Purchaser by Seller or its agents are provided without any representation or warranty of any kind, express or implied, as to the completeness or accuracy of the facts, presumptions, conclusions or other matters contained therein; (2) Purchaser shall rely solely on its own investigations and on reports prepared by any consultants engaged by Purchaser and not on any environmental, physical condition or other reports provided to Purchaser by Seller or its agents. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 7.1(a) shall survive the Closing without limitation;

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(b)     Except for the Seller Representations, Purchaser agrees that the Property shall be sold and that Purchaser shall accept possession of the Property on the Closing Date strictly on an “AS IS, WHERE IS” AND “WITH ALL FAULTS, LIABILITIES, AND DEFECTS, LATENT OR OTHERWISE, KNOWN OR UNKNOWN” basis, with no right of set-off or reduction in the Purchase Price, and that, except for the Seller Representations, such sale shall be without representation or warranty of any kind, express or implied, including any warranty of income potential, operating expenses, conformance of any financial information to generally accepted accounting principles, uses, merchantability or fitness for a particular purpose, and Seller does hereby disclaim and renounce any such representation or warranty. Purchaser specifically acknowledges that, except for the Seller Representations, Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, any other Seller Party or any broker or other agents as to any matters concerning the Property including: (1) the value of the Property; (2) any income to be derived from the Property; (3) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, including the possibilities for further development of the Property or construction thereon; (4) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property or any improvements thereon; (5) the manner, quality, state of repair or lack of repair of the Property (including the roof, foundation, HVAC systems or any other component of the Property or any improvements thereon); (6) the nature, quality or condition of the Property, including with respect to water conditions, soil, geological or geotechnical condition (including soil expansiveness, corrosivity, or stability, or seismic, hydrological, geological and topographical conditions and configurations, including any opinions or conclusions of any soils engineer(s) retained to perform geotechnical and/or soils studies or to oversee any soils engineering aspects of developing the Property); (7) the compliance of or by the Seller, the Property, or its operation with any codes, laws, rules, ordinances, regulations of any applicable governmental authority or body; (8) the manner or quality of the construction or materials incorporated into the Property; (9) compliance with environmental laws or land use laws, rules, regulations, orders, codes or requirements, including, but not limited to, the Americans with Disabilities Act of 1990, the Federal Fair Housing Act, the Federal Water Pollution Control Act, the U.S. Environmental Protection Agency regulations at 40 CFR, Part 261, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, and/or any rules or regulations promulgated under any of the foregoing (as the same may be amended from time to time) or under any federal, state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials; (10) the presence or absence of radon gas, methane gas, asbestos any other Hazardous Materials at, on, under, or adjacent to the Property; (11) the conformity of any improvements to any plans or specifications, including any plans and specifications that may have been or may be provided to Purchaser; (12) the conformity of the Property to past, current or future applicable zoning or building requirements; (13) deficiency of any undershoring; (14) deficiency of any drainage; (15) the fact that all or a portion of the Property may be located on or near an earthquake fault line or in or near an earthquake or seismic hazard zone; (16) the existence of vested land use, zoning or building entitlements affecting the Property; (17) water rights or the availability of or access to water; (18) the presence or suitability of any utilities or availability thereof; (19) the completeness or accuracy of any information provided to Purchaser by Seller or its agents; (20) any matters relating to the Lease or the Tenants; or (21) any other matter relating to the Property

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or to the development, construction, operation, or sale of the Property. Purchaser further acknowledges and agrees that, except for Seller’s Representations, Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller or any of the other Seller Parties or any agent of Seller, and Purchaser, for itself and for its successors and assigns, hereby expressly waives and releases Seller and each of the other Seller Parties from any such duty that otherwise might exist. Without limiting the foregoing, Purchaser hereby agrees that, if at any time after the Closing, any third-party or governmental agency seeks to hold Purchaser responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials in, on, above or beneath the Real Property or emanating therefrom, then Purchaser waives on behalf of itself and on behalf of each of its successors and assigns and each and all of its and their respective members, officers, directors, employees, parents, affiliates or subsidiaries and each of their respective successors and assigns (other than any successor or assign of Purchaser that is not an affiliate of Purchaser) (collectively the “Waiver Parties”), any rights Purchaser or Waiver Parties may have against Seller in connection therewith, including under CERCLA, and Purchaser agrees for itself and all Waiver Parties that neither Purchaser nor any of the Waiver Parties shall (1) implead the Seller, (2) bring a contribution action or similar action against the Seller or (3) attempt in any way to hold the Seller responsible with respect to any such matter;

provided, however, that the foregoing provision shall not prevent Purchaser from relying on the Seller Representations, subject to the limitations and conditions relating thereto set forth in this Agreement;

(c)     Except as expressly provided below in this Section 7.1(c), Purchaser, on its own behalf and on behalf of each of the Waiver Parties, hereby releases Seller and the other Seller Parties from, and irrevocably and unconditionally waives all claims and liability against Seller and each of the other Seller Parties for or attributable to, the following:

(i)     any and all statements or opinions heretofore or hereafter made, or information furnished, by or on behalf of the Seller Parties or any agent of Seller to Purchaser or any of Purchaser’s agents or representatives; and

(ii)     any and all losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever, whether known or unknown and foreseen or unforeseen, attributable to the Property and/or the ownership and operation thereof, whether arising or accruing before, on or after the Closing and whether attributable to events or circumstances which have heretofore or may hereafter occur, including all losses, costs, claims, liabilities, expenses, demands and obligations with respect to the structural, physical, or environmental condition of the Property including claims or liabilities relating to the presence, discovery or removal of any Hazardous Materials in, at, under or about the Property and any other matters described in Section 7.1(b);

provided, however, that the release and waiver set forth in this Section 7.1(c) are not intended, and shall not be construed, to affect or impair any rights or remedies that Purchaser may have against Seller as a result of a breach of any of the Seller Representations or of any covenant of Seller expressly set forth in this Agreement that expressly survives the Closing, subject to the terms and limitations on Seller’s liability as set forth elsewhere in this Agreement.

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Purchaser acknowledges and agrees that (1) Purchaser may hereinafter discover facts different from or in addition to those now (or as of the Closing) known to Purchaser, (2) Purchaser’s agreement to release, acquit and discharge Seller and the other Seller Parties as set forth herein shall remain in full force and effect notwithstanding the existence or discovery of any such additional or different facts, (3) Purchaser, for itself and all Waiver Parties, knowingly waives any rights, privileges and benefits under any federal, state or local law which may negatively impact the validity or enforceability of any part of the releases set forth in this Agreement, (4) upon the completion of the Closing, Seller shall be deemed to have satisfied all of Seller’s obligations, covenants and liabilities in this Agreement and in any documents executed by Seller in connection herewith other than those obligations of Seller that, by the express terms of this Agreement, survive the Closing (in which case such survival shall be subject to the limitations set forth in this Agreement), and (5) Purchaser irrevocably covenants never to commence or prosecute, or to collude with others to commence or prosecute, against Seller or any other Seller Party any action or proceeding based upon any claim covered by the foregoing release.

Purchaser understands the legal significance of the foregoing provisions and acknowledges and agrees that the provisions of this Section 7.1(b)-(c) were a material factor in Seller’s acceptance of the Purchase Price and that Seller is unwilling to sell the Property to Purchaser without the benefit of the releases in favor of Seller and the other Seller Parties granted in Section 7.1(b)-(c) (collectively, the “Releases”).

The Releases may include claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist, which, if known by Purchaser, would materially affect Purchaser’s release of Seller and/or the other Seller Parties. Purchaser specifically waives the provisions of any law of any state, territory or jurisdiction the import of which is as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding anything to the contrary in this Agreement, the provisions of Section 7.1(c) shall survive the Closing without limitation;

(a)     Purchaser, on its own behalf and on behalf of the Waiver Parties, covenants and agrees never to sue or otherwise commence or prosecute, or collude with others to commence or prosecute, any action or other proceeding against any of the Seller Parties, for a claim released pursuant to this Agreement. If any of the Waiver Parties asserts a claim that is contrary to the Releases, Purchaser shall indemnify, defend and hold harmless the Seller Parties against whom such claim is asserted for all costs (including court costs, reasonable expert fees, and reasonable attorneys’ fees) and liabilities incurred by any of the Seller Parties in connection with such action or proceeding. The parties hereto agree that this Section 7.1(d) (the “Covenant Not to Sue”) may be pleaded by any Seller Party as a full and complete defense to any action or proceeding by a Waiver Party that is contrary to the terms of the Releases, and may be asserted as a basis for abatement of, or injunction against, said action or proceeding. If a Waiver Party breaches the Covenant Not to Sue, any Seller Party damaged thereby shall be entitled to recover, and Purchaser shall hold harmless and indemnify any such Seller Party from and against, not only the amount of any

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judgment which may be awarded in favor of such damaged Seller Party, but also for such other actual damages, costs, and expenses as may be incurred by such damaged Seller Party, including court costs, reasonable attorneys’ fees and all other reasonable costs and expenses, in preparing the defense of, defending against, or seeking and obtaining abatement of, or injunction against, such action or proceeding, and establishing and maintaining the applicability of the Releases and this Covenant Not to Sue. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 7.1(d) shall survive the Closing without limitation;

(b)     Purchaser is a corporation duly formed, validly existing and in good standing under the laws of Maryland;

(c)     This Agreement is, and all the documents executed by Purchaser which are to be delivered to Seller at the Closing will be, duly authorized, executed and delivered by Purchaser. The obligations of Purchaser contained in this Agreement are legal, valid and binding obligations of Purchaser enforceable against it in accordance with its terms (except to the extent such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally and principles of equity);

(d)     Purchaser has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement;

(e)     There are no actions, suits or proceedings pending or, to the knowledge of Purchaser, threatened, against or affecting Purchaser which, if determined adversely to Purchaser, would materially and adversely affect its ability to perform its obligations hereunder;

(f)     Neither the execution, delivery or performance of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the organizational documents of Purchaser, (2)  any law or any order, writ, injunction or decree of any court or governmental authority binding upon Purchaser, or (3) any agreement or instrument to which Purchaser is a party or by which it is bound or (ii) results in the creation or imposition of any lien, charge or encumbrance upon Purchaser’s property pursuant to any such agreement or instrument;

(g)     No authorization, consent or approval of any governmental authority (including courts) is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder;

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(h)     Neither Purchaser nor, to Purchaser’s actual knowledge, its affiliates, is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). Neither Purchaser nor, to Purchaser’s actual knowledge, its affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time. Neither Purchaser nor, to Purchaser’s actual knowledge, its affiliates or, without inquiry, any of its brokers or other agents, in any capacity in connection with the sale of the Property (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists referenced above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. Neither Purchaser, nor any person controlling or controlled by Purchaser, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7));

(i)     Purchaser is not, and is not acting on behalf of, (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code (each of the foregoing a “Plan”), (c) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA or (d) a “governmental plan” within the meaning of Section 3(32) of ERISA;

(j)     No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to the best of Purchaser’s knowledge, has been threatened in writing, against Purchaser.

Section 7.2     Seller Representations. Except as set forth in this Agreement, and subject to Purchaser’s Knowledge, Seller warrants and represents to Purchaser as set forth in (a) and (b) of this Section 7.2:

(a)     Representations Concerning Seller

(i)     Each Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware;

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(ii)     This Agreement is, and all the documents executed by Seller which are to be delivered to Purchaser at the Closing will be, duly authorized, executed and delivered by Seller. The obligations of Seller contained in this Agreement are legal, valid and binding obligations of Seller enforceable against it in accordance with its terms (except to the extent such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally and principles of equity);

(iii)     Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement;

(iv)     There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened, against or affecting Seller which, if determined adversely to Seller, would materially and adversely affect its ability to perform its obligations hereunder;

(v)     Neither the execution, delivery or performance of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the organizational documents of Seller, (2)  any law or any order, writ, injunction or decree of any court or governmental authority binding upon Seller, or (3) any agreement or instrument to which Seller is a party or by which it is bound or (ii) results in the creation or imposition of any lien, charge or encumbrance upon Seller’s property pursuant to any such agreement or instrument;

(vi)     No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder;

(vii)     Seller is not a “foreign person” as defined in Section 1445 of the Code;

(viii)     Neither Seller nor, to Seller’s actual knowledge, its affiliates, is in violation of the Anti-Money Laundering and Anti-Terrorism Laws. Neither Seller nor, to Seller’s actual knowledge, its affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time. Neither Seller nor, to Seller’s actual knowledge, its affiliates or, without inquiry, any of its brokers or other agents, in any capacity in connection with the sale of the Property (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists referenced above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. Neither Seller, nor any person controlling or controlled by Seller, is a country, territory, individual or entity named on a Government List, and the monies used by Seller in connection with this Agreement and amounts committed with respect hereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7));

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(ix)     No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to the best of Seller’s knowledge, has been threatened in writing, against Seller;

(b)     Representations Concerning the Property.

(i)     To the best of Seller’s knowledge, as of the Effective Date: (A) there are no Leases in effect with respect to the Property except for the Leases listed on the Lease Schedule; provided, however, that the foregoing is not intended (and shall not be construed) as a representation or warranty by Seller that any particular Lease will be in effect as of the Closing; (B) the Leases listed on the Lease Schedule contain the entire agreement between Seller and the applicable Tenant with respect to the premises demised under the applicable Lease; and (C) all amounts due and payable by Seller under the Leases on or before the Effective Date have been paid in full;

(ii)     To the best of Seller’s knowledge, Seller has delivered or made available to Purchaser copies that are complete in all material respects of all Leases;

(iii)     To the best of Seller’s knowledge Seller has received no written notice from any Tenant claiming that Seller is in default in its obligations as landlord under such Tenant’s Lease that has not been cured or waived;

(iv)     Seller has not received any written notice of any pending or threatened litigation against Seller that would, if determined adversely to Seller, have a Material Adverse Effect from and after Closing;

(v)     Seller has delivered or made available to Purchaser copies that are complete in all material respects of all Material Contracts that are in Seller’s possession or control. Seller has not received any written notice of default by Seller under any Material Contract that has not been cured or waived; and

(vi)      Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the Real Property, or any part thereof, by reason of a material violation of any applicable federal, state, county or municipal law, code, rule or regulation, that has not been cured or waived.

Section 7.3     Seller’s Knowledge. Whenever a representation is qualified by the phrase “to the best of Seller’s knowledge”, or by words of similar import, the accuracy of such representation shall be based solely on the actual (as opposed to constructive or imputed) knowledge of the Designated Seller Representatives, without independent investigation or inquiry and without any duty to conduct any investigation or inquiry. Purchaser acknowledges that the Designated Seller Representative is named solely for the purpose of defining the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from the Designated Seller Representatives to Purchaser and Purchaser agrees that no Designated Seller Representative shall have any liability under this Agreement or in connection with the transactions contemplated hereby and that no Designated Seller Representative shall be named individually in any suit, demand or proceeding relating to this Agreement or the transactions contemplated hereby.

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Section 7.4     Anti-Sandbagging. Notwithstanding anything to the contrary in this Agreement:

(a)     All of Seller’s representations and warranties shall automatically be deemed modified to reflect Purchaser’s Knowledge as of the end of the Study Period.

(b)     If, after the expiration of the Study Period but prior to the Closing, Purchaser first obtains knowledge that any of the representations or warranties made herein by Seller (as modified pursuant to Section 7.4(a)) are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In such event, Seller shall have the right (but not the obligation) to attempt to cure such misrepresentation or breach and shall, at its option, be entitled to extend the Closing Date pursuant to Section 6.1(b) for the purpose of such cure. If Seller elects to attempt to so cure but is unable to so cure any misrepresentation or breach of warranty, or if Seller does not attempt any such cure, Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (i) to waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price and without any right to make a claim against Seller with respect thereto, or (ii) provided that such misrepresentation or breach of warranty was not within Purchaser’s Knowledge as of the end of the Study Period, to terminate this Agreement in its entirety by written notice given to Seller on the Closing Date (provided that Purchaser is allowed to terminate this Agreement in accordance with Section 6.1(a)(ii)), in which event this Agreement shall be terminated, the Deposit shall be returned to Purchaser promptly following Purchaser’s compliance with its obligations under Section 5.3(c) and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

(c) All of Purchaser’s representations and warranties shall automatically be deemed modified to reflect Seller’s knowledge.

Article 8
Closing

Section 8.1     Closing Date. Subject to Seller’s right to extend the Closing Date as provided in this Agreement, the Closing shall take place at 10:00 a.m. on the Closing Date. Unless the parties otherwise agree in writing, the Closing shall be conducted through a customary escrow arrangement with the Title Company. In the event that the Title Company is not unconditionally released by Purchaser to pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations provided for herein, in immediately available wire transfer funds by 1:00 p.m. (East Coast Time) on the Closing Date, at the Seller’s election the Closing shall be deemed to have occurred on the following Business Day and the credits and prorations shall be recalculated accordingly.

Section 8.2     Seller’s Deliveries. At the Closing, Seller shall deliver or cause to be delivered, at Seller’s sole expense, each of the following items, each executed and acknowledged to the extent appropriate:

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(a)     A Deed for each Property;

(b)     The Bill of Sale;

(c)     An Assignment and Assumption Agreement for each Property;

(d)     A non-foreign person affidavit sworn to by Seller as required by Section 1445 of the Code;

(e)     A certificate updating the Seller Representations substantially in the form of Exhibit I;

(f)     A Title Affidavit in the form attached hereto as Exhibit J and such evidence as may be reasonably required by the Title Company relating to  the status and capacity of Seller and the authority of the Person or Persons who are executing the various documents on behalf of Seller in connection with the sale of the Property;

(g)     A duly-executed Closing Statement;

(h)     An updated Lease Schedule;

(i)     The Tenant Notices;

(j)     All keys in Seller’s possession or control to all locks on the Improvements;

(k)     The Leases;

(l)     Any disclosures and/or reports that are required by state and/or local law in connection with the conveyance or real property; and

(m)     All Contracts and all other documents in the possession or control of Seller or Seller’s agents and material to Purchaser’s ownership or operation of the Property, including all permits, licenses, approvals, plans, specifications, guaranties and warranties relating to the Property in Seller’s or Seller’s agent’s possession or control (all of which may be made available at the Real Property as of the Closing) , but excluding the Excluded Items.

Section 8.3     Purchaser’s Deliveries. At the Closing, Purchaser shall deliver to Seller the following items:

(a)     Immediately available federal funds sufficient to pay the Purchase Price (less the Deposit, and subject to apportionments and adjustments as set forth herein) and Purchaser’s share of all escrow costs and closing expenses. If the proceeds due from Purchaser are not received by Seller in good funds by 3:00 p.m. East Coast Time on the Closing Date, the Purchaser shall be responsible for any additional interest or other additional costs imposed by Seller’s lender in connection with the payoff of the existing mortgage loan on the Property;

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(b)     Duly executed and acknowledged originals of the Assignment and Assumption Agreements and the Closing Statement;

(c)     Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Purchaser and the authority of the Person or Persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property;

(d)     Any disclosures and/or reports that are required by state and/or local law in connection with the conveyance or real property; and

(e)     The Tenant Notices.

Section 8.4     Costs and Prorations.

(a)     General. The following shall be prorated between Seller and Purchaser as of 12:01 a.m. on the date on which the Closing occurs in accordance with this Section 8.4 on the basis of the actual number of days of the month that have elapsed for the month in which the Closing occurs, the actual number of days in such month and a 365 day year; provided, however, that prorations of annual payments will be made based on the number of days of ownership in the applicable annual period and a 365 day year. Notwithstanding anything to the contrary herein, if any of the Leases covering all or part of the Property provide that the tenants thereunder are responsible for direct payment of any of the expenses, such expenses shall not be apportioned or prorated as between Seller and Purchaser.

(b)     Rents.     Seller shall be entitled to all Rent attributable to any period before the Closing Date. Rent for the month in which the Closing occurs shall be pro rated between Seller and Purchaser based upon the number of days in such month. Purchaser shall be credited at Closing with: (i) all security or other deposits held by or on behalf of Seller with respect to the Property; (ii) any Rent received by Seller and applicable to any period after the month in which the Closing occurs; and (iii) any interest earned as of the Closing on security deposits or prepaid Rent held by or on behalf of Seller, to the extent that such interest is refundable to Tenants under the terms of the applicable Lease or applicable law.

(c)     Delinquent Rent. Delinquent Rent shall not be accrued or prorated at Closing. Any Delinquent Rent that is paid after the Closing Date shall, subject to the terms below, be paid to Seller, and if Delinquent Rent is received by Purchaser, Purchaser shall pay the Delinquent Rent to Seller promptly after collection by Purchaser as provided for in Section 8.4(f) below. Purchaser shall use reasonable efforts to collect any Delinquent Rent after the Closing, provided that Purchaser shall not be required to commence any legal proceedings or terminate any Lease. In the event Purchaser commences any action or proceeding against any Tenant and as a result thereof collects any Delinquent Rent which Purchaser is required to remit to Seller, Purchaser shall be entitled to deduct and retain a portion of the amount collected which is equal to the reasonable, third-party expenses incurred by Purchaser in connection with the collection of such Delinquent Rent. Purchaser shall not waive any Delinquent Rent or modify or amend any Lease so as to reduce the Delinquent Rent owed by the Tenant for any period in which Seller is entitled to receive such Delinquent Rent, without first obtaining Seller’s written consent.

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Following the Closing, Seller shall have the right to pursue claims against any Tenant or other party for sums due with respect to periods prior to the Closing; provided, however, that with respect to any legal proceedings against any Tenant, Seller (1) shall be required to notify Purchaser in writing of its intention to commence or pursue such legal proceedings; (2) shall only be permitted to commence or pursue any legal proceedings after the date which is twelve (12) months after Closing; and (3) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such Tenant or the termination of the underlying Lease. Purchaser shall promptly sign such consents and authorizations and otherwise cooperate with Seller in pursuit of such claims as may be reasonably requested, all at Seller’s expense.

(d)     Taxes. With respect to the portion of the Property located in the State of Ohio, all real estate taxes and assessments imposed by any governmental agency, any charges or assessments imposed by private covenant constituting a lien on the Real Property, and vault taxes, and any personal property taxes shall be prorated between Seller and Purchaser based upon the actual current bills and shall not be readjusted following the Closing. The parties acknowledge that taxes in the State of Ohio are paid in arrears, such that the tax bill due in June of 2014 relates to taxes for the second half of the 2013 calendar year. Taxes and assessments for the State of Ohio that have accrued for the year of Closing shall be prorated as of the Closing Date. For example, if the Closing Date is October 1, 2014, and the tax has not been paid, then the Seller would provide a credit to the Purchaser in an amount calculated as follows: divide the annual real property tax amount by 365, and multiply the resulting quotient by the number of days from and after October 1 in 2014, or 92.

With respect to the portion of the Property located in the Commonwealth of Kentucky, all real estate taxes and assessments imposed by any governmental agency, any charges or assessments imposed by private covenant constituting a lien on the Real Property, and vault taxes, and any personal property taxes shall be prorated between Seller and Purchaser on an accrual basis based upon the actual current bills. If the most recent tax bill received by Seller before the Closing Date with respect to such Commonwealth of Kentucky real estate taxes is not the actual current tax bill, then Seller and Purchaser shall initially prorate the taxes at the Closing by applying 100% of the tax rate for the period covered by the most current available tax bill to the latest assessed valuation, and shall reprorate the taxes retroactively when the actual current tax bill is then available; provided, however, that in no event shall Seller be charged with or responsible for any increase in real estate taxes resulting from the sale of the Property to Purchaser or from any improvements made or Leases entered into on or after the Closing. All real estate taxes accruing before the Closing Date shall be the obligation of Seller and all such taxes accruing on and after the Closing Date shall be the obligation of Purchaser.

Any refunds of real estate taxes made after the Closing shall first be applied to the unreimbursed third-party costs incurred by Seller or Purchaser in obtaining the refund, then paid to any Tenants who are entitled to the same and the balance, if any, shall be paid to Seller (for the period prior to the Closing Date) and to Purchaser (for the period commencing on and after the Closing Date).

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If the Property has been assessed for property tax purposes at such rates as would result in reassessment (i.e., “escape assessment” or “roll-back taxes”) based upon the change in land usage or ownership of the Property on or after the Closing Date, Purchaser hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all costs and liabilities for such taxes, which indemnity shall survive the Closing, which indemnification shall survive the Closing.

The foregoing provisions of Section 8.4(d) shall not apply to the extent that the Lease provides that the Tenant under the Lease is liable to pay such taxes either directly or to Seller to use to pay such taxes directly.

(e)     Operating Expense Pass Through Adjustments. Seller, as landlord under the Leases, is currently collecting from Tenants under all or some of the Leases additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, “Operating Expense Pass-Throughs”) incurred by Seller in connection with the ownership, operation, maintenance and management of the Property. Upon Purchaser’s reconciliation of the Operating Expense Pass-Throughs for the year in which Closing occurs, the parties shall make an adjusting payment between themselves so that, with respect to any amounts recovered from Tenants, or if applicable, refunded to Tenants, with respect to Operating Expense Pass-Throughs, (i) Seller receives from Purchaser any such amount recovered by Purchaser from Tenants with respect to under-collections of Operating Expense Pass-Throughs by Seller relating to the portion of the year of Closing that occurs prior to the date of Closing, and (ii) Purchaser receives from Seller any such amounts to be paid to Tenants by Purchaser with respect to over-collections of Operating Expense Pass-Throughs by Seller relating to the portion of the year of Closing that occurs prior to the date of Closing. In either event, Purchaser shall be responsible for crediting or repaying those amounts to the appropriate Tenants. If Seller collected estimated prepayments of Operating Expense Pass-Throughs attributable to any period after Closing, Seller shall pay or credit such amounts to Purchaser at Closing. The provisions of this Section 8.4(e) shall survive the Closing.

(f)     Application of Payments Received After Closing. Following the Closing, Delinquent Rent and all other amounts received under the Leases following the Closing (collectively, the “Tenant Receivables”) shall be applied if and when collected in the following order of priority: (i) first, in payment of Tenant Receivables owed by the applicable Tenant for the month in which the Closing occurs (apportioned between Purchaser and Seller based upon their respective periods of ownership in such month and the actual number of days in such month);  (ii) second, in payment of Tenant Receivables owned by the applicable Tenant for the month immediately following the month in which the Closing occurs, which amount shall be retained by Purchaser; (iii) third, in payment of Tenant Receivables owed by the applicable Tenant for the month immediately before the month in which the Closing occurs, which amounts shall be paid to and retained by Seller; (iv) fourth, for payment of Tenant Receivables owed by the applicable Tenant for any period after the month in which the Closing occurs, which amounts shall be retained by Purchaser; and (v) fifth, in payment of any remaining Tenant Receivables owed by the applicable Tenant for any period before the month in which the Closing occurs, which amounts shall be paid to and retained by Seller. Each such amount, less any reasonable, third party costs of collection (including reasonable counsel fees), shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other

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party the portion thereof to which it is so entitled. Following the Closing, Purchaser shall bill all Tenants that owe Rents for periods prior to the Closing on a monthly basis and shall use commercially reasonable efforts to attempt to collect such past due Rents, provided that Purchaser shall not be obligated to engage a collection agency or take legal action to collect such amounts. Following the Closing, Seller shall have the right to pursue the Tenants to collect such delinquencies, provided that, following the Closing, Seller shall not take any action to evict any Tenant or to terminate any Lease. Seller shall furnish to Purchaser all information relating to the period prior to the Closing that is in Seller’s possession or control and is reasonably necessary for the billing of such Rents and Purchaser will deliver to Seller, concurrently with the delivery to Tenants, copies of all statements relating to Rents for any period prior to the Closing. Purchaser shall bill Tenants for Rents for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Seller. Until such time as all amounts required to be paid to Seller by Purchaser pursuant to this Section 8.4 shall have been paid in full, Purchaser shall furnish to Seller, promptly following Seller’s written request, a reporting of Rents that have been collected by Purchaser after the Closing with respect to the Tenant Receivables. Seller shall also have the right from time to time for a period of no more than twelve (12) months following the Closing, upon reasonable prior written notice to Purchaser and during ordinary business hours, to review Purchaser’s rental records with respect to such Leases.

(g)     Assessment Installments. If there are special assessments pending against the Property, Seller shall pay any installments of such special assessments that are due and payable prior to the Closing and Purchaser shall pay all installments of such special assessments on or after the Closing; provided, however, that: (i) Seller shall not be required to pay any installments of special assessments that relate to projects that have not been completed as of the Effective Date; and (ii) Seller shall have no obligation to pay (and Purchaser shall not receive a credit for) any special assessments to the extent that such assessments are required to be paid by any Tenant.

(h)     Utilities. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration shall be made at the Closing with respect to utility bills; otherwise a proration shall be made based upon the parties’ reasonable good faith estimate and a readjustment made within thirty (30) days after Closing. Seller shall receive the entire advantage of any discounts for any prepayment by Seller prior to the Closing of any taxes, water or sewer charges, utility expenses or similar charges. Utility Deposits, plus any interest on the Utility Deposits to which Seller is or will be entitled that are held by the provider of the utilities and which are freely transferable to Purchaser, shall at the election of Seller be assigned by Seller to Purchaser and Purchaser shall pay Seller the full amount thereof at Closing. Seller shall retain the right to obtain a refund of any Utility Deposits which are not required to be assigned to Purchaser, and Purchaser will cooperate with Seller as reasonably requested in obtaining any refund.

(i)     Contracts. Prepaid charges, payments and accrued charges under any Contracts assigned to Purchaser shall be prorated at Closing in a manner reasonably acceptable to Seller and Purchaser, provided Seller shall have no responsibility for (and Purchaser shall not receive a credit for) any unpaid amounts under any Contracts to the extent that such payments are required to be paid or reimbursed by any Tenant (i.e., such unpaid amounts shall not be prorated but shall be passed on to such Tenants by Purchaser following the Closing).

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(j)     Other. Such other items of income and expense as are customarily apportioned between sellers and buyers of commercial real estate in the jurisdiction in which the Real Property is located.

(k)     Closing Statement. Purchaser and Seller shall cooperate to produce prior to the Closing Date a schedule of prorations and closing costs that is as complete and accurate as reasonably possible (the “Closing Statement”). If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be estimated to the extent possible as of the Closing and calculated as soon after the Closing Date as is feasible. All adjustments to initial estimated prorations shall be made by the parties with due diligence and cooperation within sixty (60) days following the Closing, or such later time as may be required to obtain necessary information for proration, by prompt cash payment to the party yielding a net credit from such prorations from the party; provided, however, that the provisions of this paragraph shall survive the Closing until March 31, 2015 and after such date neither Seller nor Purchaser shall have any further rights or obligations under this Section 8.4 other than as provided for in Section 8.4(l), (m) and (n).

(l)     Closing Costs. Purchaser and Seller shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. Purchaser shall pay (i) all costs associated with its due diligence, including the cost of appraisals, architectural, engineering, credit and environmental reports, and (ii) all survey costs. Seller shall pay (i) all transfer taxes and documentary stamp charges, and (ii) the title insurance premium and charges and all title examination costs in connection with Purchaser’s “base” owner’s title insurance policy, except that Purchaser shall pay the cost of any endorsements and/or “extended coverage” that it may request. All other customary purchase and sale closing costs shall be paid by Seller or Purchaser in accordance with the custom in the jurisdiction where the Property is located. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 8.4(l) shall survive the Closing or termination of this Agreement.

(m)     Lease Expenses. Purchaser shall pay and be responsible for all Purchaser Lease Expenses. At Closing, Purchaser shall reimburse Seller for any and all Purchaser Lease Expenses to the extent the same have been paid by Seller prior to Closing. In addition, at Closing, Purchaser shall assume the obligation to pay, when due (whether on a stated due date or by acceleration) any Purchaser Lease Expenses that are unpaid as of the Closing, and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims and costs relating to all Purchaser Lease Expenses. Purchaser’s obligations under this Section 8.4(m) shall survive the Closing.

(n)     Intentionally Deleted.

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(o)     Assignment of Rights Concerning Construction. The Intangible Property assigned to Purchaser at the Closing includes, without representation or warranty of any kind, any rights that Seller has or may have against third parties which have provided, or may provide, goods and services in connection with the design and/or construction of the Improvements. Purchaser acknowledges and agrees that Purchaser’s recourse for any defects or deficiencies in any Improvements shall not be against Seller but solely against such third party which provided the goods or services related to the Improvements. The provisions of this Section 8.4(o) shall survive the Closing.

Section 8.5     Tenant Notices. Seller and Purchaser agree to execute, at Closing, a written notice of the acquisition of the Property by Purchaser, in sufficient copies for transmittal to all Tenants and properly addressed to all such Tenants (the “Tenant Notices”). Such notice shall be prepared by Purchaser and approved by Seller, shall notify the Tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Purchaser or required by law. Purchaser shall submit the Tenant Notices to Seller not less than two (2) Business Days before the Closing Date. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Purchaser agrees to transmit or otherwise deliver such letters to the Tenants promptly after the Closing.

Article 9
Real Estate Commission

Section 9.1     Commissions. If and when, but only if and when, the Closing is completed and the Purchase Price is paid in full, Seller shall be obligated to pay a real estate commission and/or brokerage fee to Seller’s Broker in accordance with a separate agreement between Seller and Seller’s Broker. Seller shall indemnify Purchaser against all claims, costs and liability relating to any claim by Seller’s Broker or any other Person claiming by, through or under Seller’s Broker. Such commissions shall be paid in full at Closing. Seller and Purchaser represent and warrant to each other that no other brokerage fee or real estate commission is or shall be due or owing in connection with this transaction, and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other broker or agent based on action or alleged action of such indemnifying party. The provisions of this paragraph shall survive the Closing or termination of this Agreement.

Article 10
Termination and Default

Section 10.1     Termination without Default. If the sale of the Property is not consummated because of the failure of any condition precedent to Purchaser’s obligations expressly set forth in this Agreement or for any other reason except a default by Purchaser in its obligation to purchase the Property in accordance with the provisions of this Agreement, and provided that Purchaser has performed or tendered performance of all of its material obligations under this Agreement, the Deposit shall be returned to Purchaser promptly following Purchaser’s compliance with its obligations under Section 5.3(c) and the parties shall have no further obligation to each other except for those obligations that expressly survive the termination of this Agreement.

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Section 10.2     Purchaser’s Default. If the sale contemplated hereby is not consummated because of a default by Purchaser after Seller has performed or tendered performance of all of its obligations in accordance with this Agreement, then: (a) this Agreement shall terminate; (b) the Deposit shall be paid to and retained by Seller as liquidated damages; and (c) except for those obligations that expressly survive the termination of this Agreement, Seller and Purchaser shall have no further obligations to each other. THE PARTIES HERETO, BEFORE ENTERING INTO THIS AGREEMENT, HAVE BEEN CONCERNED WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IN THE EVENT THAT PURCHASER SHOULD FAIL TO PURCHASE THE PROPERTY SUBJECT TO AND IN ACCORDING TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. PURCHASER AND SELLER ACKNOWLEDGE THAT THE DAMAGES TO SELLER IN THE EVENT OF A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IF THE TRANSACTION SHOULD FAIL TO CLOSE AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE AND UNDER THE CIRCUMSTANCES THAT SELLER AND PURCHASER REASONABLY ANTICIPATE WOULD EXIST AT THE TIME OF SUCH BREACH. THE PARTIES, HAVING MADE A DILIGENT ENDEAVOR TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES WHICH SELLER WOULD SUFFER IN THE EVENT OF PURCHASER’S FAILURE TO PURCHASE THE PROPERTY SUBJECT TO AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT, HEREBY AGREE THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS THE SUM EQUAL TO THE AMOUNT OF THE DEPOSIT. THEREFORE, IN THE EVENT THAT THE SALE CONTEMPLATED HEREBY SHALL FAIL TO CLOSE FOR ANY REASON OTHER THAN SELLER’S DEFAULT HEREUNDER OR THE FAILURE OF ANY CONDITION PRECEDENT IN FAVOR OF PURCHASER EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER SHALL BE ENTITLED TO AND SHALL RETAIN THE ENTIRE DEPOSIT AS LIQUIDATED DAMAGES AND AS ITS SOLE REMEDY AT LAW OR IN EQUITY. THE AMOUNT OF THE LIQUIDATED DAMAGES HAS BEEN ESTABLISHED BY THE PARTIES AS THE AMOUNT OF THE MONETARY DAMAGES SELLER WILL SUFFER BASED UPON A FAILURE BY PURCHASER TO PURCHASE THE PROPERTY AND SELLER SHALL BE ENTITLED TO RECOVER NO OTHER DAMAGES FROM PURCHASER BASED UPON A FAILURE BY PURCHASER TO PURCHASE THE PROPERTY.

This Section 10.2 is intended only to liquidate and limit Seller’s right to damages arising due to Purchaser’s failure to purchase the Property in accordance with the terms of this Agreement and shall not limit the other obligations of Purchaser under this Agreement.

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Section 10.3     Seller’s Default. If Purchaser shall have performed or tendered performance of all of its material obligations under this Agreement, and the sale contemplated hereby is not consummated because of a default by Seller in its obligation to sell the Property in accordance with the terms of this Agreement, then, Purchaser may, as its sole and exclusive remedy at law or in equity: (a) terminate this Agreement by giving written notice thereof to Seller, in which event the Deposit will be returned to Purchaser promptly following Purchaser’s compliance with its obligations under Section 5.3(c) and the parties shall have no further obligation to each other except for those obligations that expressly survive the termination of this Agreement; provided, however, that if (A) the transaction contemplated hereby fails to close solely on account of Seller’s failure to execute and deliver the closing documents that Seller is required to execute and deliver in accordance with the terms of this Agreement and (B) Purchaser terminates this Agreement pursuant to this Section 10.3(a), then Seller shall reimburse Purchaser for the reasonable, third-party expenses incurred by Purchaser in connection with its proposed acquisition of the Property, such reimbursement not to exceed Seventy Five Thousand Dollars ($75,000) and to be subject to Seller’s receipt of reasonably satisfactory evidence of such third-party expenses; (b) waive such default and consummate the transactions contemplated hereby in accordance with the terms of this Agreement; or (c) specifically enforce this Agreement. Purchaser hereby irrevocably waives any other right or remedy for such default. As a condition precedent to Purchaser exercising any right to bring an action for specific performance as the result of Seller’s default hereunder, Purchaser must commence such action within forty five (45) days after the occurrence of such default. Purchaser agrees that its failure timely to commence such an action for specific performance within such period shall be deemed a waiver by it of its right to commence such an action.

Section 10.4     Breach of Representations. Seller and Purchaser agree that, following the Closing, each shall be liable for the direct, but not consequential, incidental, indirect, punitive, special or exemplary, damages or lost profits, resulting from any breach of its representations and warranties expressly set forth in Article 7 hereof; provided, however, that: (i) the total liability of Seller for all such breaches and any matters relating thereto or under any law applicable to the Property or this transaction shall not, in the aggregate, exceed Three Hundred Seventy Five Thousand Dollars ($375,000) (the “Claim Cap”); (ii) the total liability of Purchaser for all such breaches and any matters relating thereto or under any law applicable to the Property or this transaction shall not, in the aggregate, exceed the Claim Cap; (iii) such representations and warranties are personal to Seller and Purchaser and may not be assigned to or enforced by any other Person, other than to an assignee of Purchaser in accordance with Section 11.3 (but not to any successor or assign of such assignee); and (iv) the representations and warranties of Seller set forth in this Agreement or in any document or certificate delivered by Seller in connection herewith shall survive the Closing for a period of six (6) months, and no action or proceeding thereon shall be valid or enforceable, at law or in equity, if a legal proceeding is not commenced within that time. Notwithstanding the foregoing, however, if the Closing occurs, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller’s representations or warranties in this Agreement or any document executed by Seller in connection herewith being untrue, inaccurate or incorrect if the same was within Purchaser’s Knowledge at the time of the Closing. Purchaser further agrees that, following the Closing, no claim may or shall be made for any alleged breach of any representations or warranties made by Seller under or relating to this Agreement unless the amount of such claim or claims, individually or in the aggregate, exceeds $25,000 (in which event the full amount of such valid claims against Seller, and not just the amount above $25,000, shall be actionable up to, but not in excess of, the Claim Cap). During the Survival Period, Seller shall maintain a liquid net worth at least equal to the Claim Cap.

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Article 11
Miscellaneous

Section 11.1     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

Section 11.2     Binding On Successors and Assigns. Subject to Section 10.4 and Section 11.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 11.3     Assignment by Purchaser. Without the prior written consent of Seller in its sole discretion, Purchaser shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller, be of no force or effect and shall constitute a default by Purchaser. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to one or more entities subject to the following conditions: (a) the assignment must be to a limited partnership, limited liability company or other entity (or entities) controlled by Purchaser or the owners of Purchaser and in which Purchaser or the owners of Purchaser own, directly or indirectly, at least a fifty-one percent (51%) interest; (b) such assignee(s) must assume all of Purchaser’s obligations hereunder and become jointly and severally liable with Purchaser for all such obligations; (c) the assignee(s) must be able to truthfully make the ERISA and Anti-Money Laundering and Anti-Terrorism Law-related representations set forth herein; (d) there shall be no “mark-up” or increase in the Purchase Price; and (e) Purchaser shall provide Seller with prior notice thereof (at least two (2) Business Days prior to the Closing Date) and evidence that the foregoing conditions are satisfied. In the event that Purchaser assigns its rights under this Agreement pursuant to the foregoing sentence, all instruments, documents and agreements required to be delivered to the Purchaser hereunder shall be delivered to, and run for the benefit of the assigned entity(ies), and such entity(ies) (rather than Purchaser) shall execute and deliver any instruments, documents or agreements required to be executed and delivered by Purchaser hereunder.

Section 11.4     Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

Section 11.5     Governing Law.

(a)     This Agreement shall be construed and the rights and obligations of Seller and Purchaser hereunder determined in accordance with the internal laws of the State of Ohio without regard to the principles of choice of law or conflicts of law.

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(b)     In recognition of the benefits of having any disputes with respect to this Agreement resolved by an experienced and expert person, Seller and Purchaser hereby agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party hereto on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or the Property, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

(c)     Each of Seller and the Purchaser: (i) agrees that any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof or any documents delivered in connection herewith shall be brought only in the courts of The Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts; (ii) irrevocably submits itself to the exclusive jurisdiction of the such courts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof or any documents delivered in connection herewith; (iii) waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (iv) consents to service of process by registered mail at the address to which notices are to be given if personal service is not with the exercise of reasonable efforts possible.

The provisions of this Section 11.5 shall survive the Closing or termination of this Agreement.

Section 11.6     Counterparts. This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

Section 11.7     Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent: (i) by United States Postal Service, certified mail, return receipt requested, (ii) by any nationally known overnight delivery service for next day delivery, or (iii) by delivery in person. Notices may be sent by electronic mail, and shall be deemed delivered as of the date and time of entrance of such electronic mail into the information processing system designated by the recipient’s electronic mail address, provided that an additional copy is concurrently sent by one of the other means set forth above. All notices shall be deemed to have been given upon receipt provided that such receipt occurs on or before 6:00 p.m. local time on a Business Day; otherwise, such notice shall be deemed to have been given on the next succeeding Business Day. All notices shall be addressed to the parties at the addresses below:

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To Seller:	c/o Trident Capital Group
40 Grove Street, Suite 250
Wellesley, Massachusetts 02482
Attn: David Pizzotti
Email: dpizzotti@tridentcapitalgroup.com

and with a copy to:	DLA Piper LLP (US)
33 Arch Street
Boston, Massachusetts 02110
Attn: Primo A. J. Fontana, Esq.
Email: primo.fontana@dlapiper.com
To Purchaser:	Plymouth Industrial REIT, Inc.
260 Franklin Street – 19th Floor
Boston, MA 02109
Attn: Pendleton White, Jr.
Email: pen.white@plymouthrei.com

with a copy to:	Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attn: Paul C. Laudano, Esq.
Gregory S. Sampson, Esq.
Email: plaudano@brownrudnick.com
gsampson@brownrudnick.com

To Escrow Agent:	Commonwealth Land Title Insurance
265 Franklin Street
Boston, MA 02110
Attn: Robert J. Capozzi, Esq.
Telephone: (617) 619-4808
Email: Robert.Capozzi@fnf.com

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 11.7. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

Section 11.8     Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or position prevailed. The provisions of this Section 11.8 shall survive the Closing or termination of this Agreement.

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Section 11.9     IRS Real Estate Sales Reporting. Purchaser and Seller hereby agree that the Escrow Agent shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Code. The provisions of this Section 11.9 shall survive the Closing.

Section 11.10     Time Periods. Any reference in this Agreement to the time for the performance of obligations or elapsed time shall mean consecutive calendar days, months, or years, as applicable. In the event the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

Section 11.11     Modification of Agreement. This Agreement may not be amended or modified except by a written agreement signed by both Seller and Purchaser that expressly states that it is intended to amend this Agreement.

Section 11.12     Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

Section 11.13     Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein”, “hereinafter”, “hereof” and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”

Section 11.14     Time of the Essence. Time is of the essence of this Agreement and all covenants and deadlines hereunder. Without limiting the foregoing, Purchaser and Seller hereby confirm their intention and agreement that time shall be of the essence of each and every provision of this Agreement, notwithstanding any subsequent modification or extension of any date or time period that is provided for under this Agreement. The agreement of Purchaser and Seller that time is of the essence of each and every provision of this Agreement shall not be waived or modified by any conduct of the parties, and the agreement of Purchaser and Seller that time is of the essence of each and every provision of this Agreement may only be modified or waived by the express written agreement of Purchaser and Seller that time shall not be of the essence with respect to a particular date or time period, or any modification or extension thereof, which is provided under this Agreement.

Section 11.15     Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

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Section 11.16     Limitations on Liability.

(a)     Notwithstanding anything to the contrary in this Agreement, and subject to any additional limitations on Seller’s liability set forth elsewhere in this Agreement: (a) Purchaser’s recourse against Seller under this Agreement or any agreement, document, certificate or instrument delivered by Seller hereunder, or under any law, rule or regulation relating to the Property, shall be limited to Seller’s interest in the Property (or, following the Closing, to the net proceeds of the sale of the Property actually received by Seller); and (b) in no event shall any of the Seller Parties have any personal liability under this Agreement, in connection with the transactions contemplated herein or under any document delivered in connection with the transaction contemplated hereby. The acceptance of the Deed shall constitute full performance of all of Seller’s obligations hereunder other than those obligations of Seller that by the express terms hereof survive the Closing. For purposes of this Section 11.16(a), no negative capital account or any contribution or payment obligation of any partner or member of Seller shall constitute an asset of Seller.

(b)     Notwithstanding anything to the contrary in this Agreement, no owner, manager, employee, officer, director or agent of Purchaser nor any of their respective direct or indirect members, managers, owners, officers, directors, agents or employees shall have any personal liability under this Agreement, in connection with the transactions contemplated herein or under any document delivered in connection with the transaction contemplated hereby.

The provisions of this Section 11.16 shall survive the Closing or termination of this Agreement.

Section 11.17     Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. If, however, any provision in this Agreement is found by a court of law to be in violation of any applicable local, state, or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision were not contained herein, and that the rights, obligations, and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

Section 11.18     No Recording. The provisions hereof shall not constitute a lien on the Property. Neither Purchaser nor its agents or representatives shall record or file this Agreement or any notice or memorandum hereof in any public records. If Purchaser breaches the foregoing provision, this Agreement shall, at Seller’s election, terminate, and Seller shall retain the Deposit in accordance with Section 10.2. Purchaser hereby irrevocably appoints Seller as its true and lawful attorney-in-fact, coupled with an interest, for the purpose of executing and recording such documents and performing such other acts as may be necessary to terminate any recording or filing of this Agreement or any notice or memorandum hereof in violation of this provision. The provisions of this Section 11.18 shall survive the Closing or termination of this Agreement.

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Section 11.19     No Implied Agreement. Neither Seller nor Purchaser shall have any obligations in connection with the transaction contemplated by this Agreement unless both Seller and Purchaser, each acting in its sole discretion, elects to execute and deliver this Agreement to the other party. No correspondence, course of dealing or submission of drafts or final versions of this Agreement between Seller and Purchaser shall be deemed to create any binding obligations in connection with the transaction contemplated hereby, and no contract or obligation on the part of Seller or Purchaser shall arise unless and until this Agreement is fully executed by both Seller and Purchaser. Once executed and delivered by Seller and Purchaser, this Agreement shall be binding upon them notwithstanding the failure of Escrow Agent or any broker or other Person to execute this Agreement.

Section 11.20     Facsimile Signatures. Signatures to this Agreement, any amendment hereof and any notice given hereunder, delivered electronically via facsimile, .pdf, .jpeg, .TIF, .TIFF or similar electronic format shall be deemed an original signature and fully effective as such for all purposes. Each party agrees to deliver promptly an executed original of this Agreement (and any amendment hereto) with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement (or any amendment hereto), it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted signature and shall accept the telecopied or electronically transmitted signature of the other party to this Agreement. A signature of a party delivered electronically via facsimile, .pdf, .jpeg, .TIF, ..TIFF or similar electronic format shall be deemed an original signature and fully effective as such for all purposes.

Section 11.21     Escrow Provisions. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

(a)     Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

(b)     Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature that it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

(c)     Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Purchaser shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Purchaser shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

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(d)     Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent may hold the Deposit until the receipt of written instructions from both Purchaser and Seller or a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

(e)     Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

(f)     Interest. All deposits into the escrow shall be held by the Escrow Agent in an interest bearing account selected by or approved by Purchaser. All interest earned on the Deposit shall be deemed to be part of the Deposit and shall accrue to the benefit of Purchaser except to the extent the Deposit becomes payable to Seller pursuant to Section 10.2. In such event the interest earned on the Deposit shall accrue to the benefit of the Seller.

Section 11.22     Cooperation. Seller will, and will use commercially reasonable efforts to cause its accountants and its property manager (the "Representatives") to, from time to time upon reasonable advance written notice from Purchaser, provide Purchaser and its representatives with reasonable access to Seller’s information and documentation relating to the Property that is relevant and reasonably necessary, in the opinion of Purchaser’s or Purchaser’s affiliates’ independent accountants, to enable Purchaser’s or Purchaser’s affiliates’ independent accountants to prepare and file financial statements, pro forma financial statements and any and all other information in compliance with any or all of (i) Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities and Exchange Commission ("SEC"); (ii) any other rule or regulation promulgated by the SEC and applicable to Purchaser or Purchaser’s affiliates, including Rule 144A and Regulation D, in the event that Purchaser or Purchaser’s affiliates choose to effect a private placement pursuant to Rule 144A or Regulation D; and (iii) any registration statement, prospectus, prospectus supplement, report or disclosure statement filed with the SEC by or on behalf of Purchaser or Purchaser’s affiliates or any offering memorandum for a private placement by Purchaser or Purchaser’s affiliates. The provisions of this Section 11.22 with respect to Seller shall survive the Closing through December 31, 2015.Press Releases. Seller and Purchaser agree that, without the prior written approval of the other, they shall not issue any press release, advertisement, internet posting or other similar announcement, statement or disclosure of this Agreement, the transactions contemplated hereby, or the parties hereto (or their respective affiliates and advisors), whether before or after the Closing, except to the extent otherwise required by law. The provisions of this Section 11.23 shall survive the Closing or termination of this Agreement.

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[The balance of this page has intentionally been left blank. Signature pages follow.]

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IN WITNESS WHEREOF, Seller and Purchaser hereto have executed this Agreement as of the Effective Date.

SELLER:
TCG INDUSTRIAL THUNDERBIRD LLC
By:	/s/ Peter Walter
Name: Peter Walter
Title:Authorized Signatory

TCG INDUSTRIAL MOSTELLER LLC
By:	/s/ Peter Walter
Name: Peter Walter
Title:Authorized Signatory

TCG INDUSTRIAL EMPIRE LLC
By:	/s/ Peter Walter
Name: Peter Walter
Title:Authorized Signatory

PURCHASER:
PLYMOUTH INDUSTRIAL REIT INC.
By:	/s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

Signature Page – Real Estate Purchase and Sale Agreement

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RECEIPT BY THE ESCROW AGENT

This Agreement, fully executed by both Seller and Purchaser, has been received by the Escrow Agent this 24th day of November, 2014 and by execution hereof, Escrow Agent hereby covenants and agrees to be bound by the terms of this Agreement that are applicable to it.

ESCROW AGENT
Commonwealth Land Title Insurance
Company, a division of Fidelity National Financial

By:	/s/ Richard P. Halfmann
Name: Richard P. Halfmann
Title: Assistant VP

Escrow Agent Signature Page – TCG Industrial

EXHIBIT A

DESCRIPTION OF THE LAND

7585 Empire Drive, Florence, Kentucky

Located in the City of Florence, Boone County, Kentucky, described as follows:

Commencing at the intersection of the westerly line of Empire Drive with the northwesterly line of Bluegrass Drive, thence S. 45°14'45" W. along the northwesterly line of Bluegrass Drive, 1019.12 feet, thence N. 44°45'15" W., 598.00 feet to the True Place of Beginning.

Thence N. 44°45'15" W., 336.l0 feet;

Thence N. 35°45'15" E., 786.69 feet;

Thence N. 69°05'30" E., 645.77 feet to the westerly line of Empire Drive;

Thence southwardly along the westerly line of Empire Drive, on a curve to the left for 182.46 feet, said curve having a radius of 876.25 feet, and long chord bearing S. 16°28'40" E., 182.13 feet;

Thence continuing with said westerly line, S. 22°26'35" E., 166.10 feet;

Thence leaving said westerly line of Empire Drive, S. 89°14'45" W., 157.34 feet;

Thence S. 45°14'45" W., 1104.04 feet to the True Place of Beginning.

The above described real estate is now described as follows pursuant to a survey by CDS Associates, Inc. under the direction of James J. Bertram, Registered No. 3423 dated June 20, 2000:

Situated in the Commonwealth of Kentucky, Boone County, City of Florence, being on the West side of Empire Drive approximately 510 feet North of Bluegrass Drive, and being more particularly described as follows:

Beginning at a found 5/8" iron pin at the intersection of the West right-of-way line of Empire Drive and the northerly right-of-way for C.N.O. & T.P. Railroad as shown on the Plat for the Northern Kentucky Industrial Foundation Section 2A, recorded in Plat Book 8 Page 47 of the Boone County Plat Records on file in Burlington, Kentucky;

Thence with the northerly right-of-way line of C.N.O. & T.P. Railroad, on the following two courses and distances:

1. S89°14'45"W, a distance of 157.48 feet to a found iron pin and cap labeled "Woolpert",

2. S 45°14'45"W, a distance of 1103.56 feet to a set iron pin and cap, on a northerly property line of a tract heretofore conveyed to the City of Florence by deed recorded in Deed Book 178 Page 573 of the Boone County deed records, further being witnessed by a found 1-5/8" steel pin S 44°45'15"E, a distance of 38.00 feet;

Thence with said northerly property line of the City of Florence's tract, N44°45'15"W, a distance of 336.77 feet to a set iron pin and cap in a northeasterly property line of a tract of land heretofore conveyed to the Commonwealth of Kentucky by deed recorded in Highway Deed Book 15 Page 17 of the Boone County Deed Records;

A-1

Thence with said northeasterly line of said Commonwealth of Kentucky's tract of land, N35°45'15"E, a distance of 785.02 feet to a found iron pin and cap labeled "Woolpert" in the southerly line of a tract of land heretofore conveyed to the City of Florence by deed recorded in Deed Book 213 Page 290 of the Boone County deed records;

Thence continuing with said southerly line of the City of Florence's tract of land, N69°05'30"E, a distance of 647.10 feet to a found iron pin and cap labeled "Woolpert" in the westerly right-of way line of the aforesaid Empire Drive;

Thence with said westerly right-of-way line of said Empire Drive, on the following two courses and distances:

1. With a curve deflecting to the left, said curve having a radius of 876.25 feet an arc length of 182.46 feet and subtended by a chord S 16°28'40"E, a chord distance of 182.13 feet to a set cross notch;

2. S22°26'35"E, a distance of 166.02 feet To The Beginning.

Containing 11.62352 acres of land, more or less.

North and bearing system based on the northerly right-of-way of the aforesaid right-of-way for C.N.O. & T.P. Railroad as shown on the Plat for Northern Kentucky Industrial Foundation Section 2A as recorded in Plat Book 8 Page 47 of the Boone County Plat records. The above description is further based on a field survey dated June 2, 2000 prepared by CDS Associates, Inc.

All iron pins called to be set shall be 1/2” rebar with a yellow cap stamped "J. Bertram #3423" and shall be 18" in length.

Save And Except the following 2.924 acres conveyed to The Union recorded in Miscellaneous Book 818, Page 214, Boone County, Kentucky Records:

Situate in the City of Florence, Boone County, Commonwealth of Kentucky, and being more particularly described as follows:

Beginning at a found iron pin, 5/8" in diameter, at the intersection of the West right-of-way line of Empire Drive and the northerly right-of-way line of C.N.O. & T.P. Railroad as shown on the plat for the Northern Kentucky Industrial Foundation Section 2A, recorded in Plat Book 8, Page 47 of the Boone County Plat Records in Burlington, Kentucky; thence along the Grantor's line and the said northerly right-of-way line of the railroad S 89° 14' 45" W 157.48 feet to a found pin and cap labeled "Woolpert" and S 45° 14' 45" W 1103.56 feet to a found iron pin and cap, further being witnessed by an iron pin S 44° 45' 15" E 38.00 feet; thence N 44° 45' 15" W 212.64 feet to a set concrete monument; thence N 5° 24' 52" W 152.91 feet to a set iron pin and cap; thence N 80° 44' 54" W 24.33 feet to a set concrete monument; thence N 35° 45' 15" E 213.55 feet to a set iron pin and cap in the creek; thence along new division lines the following 3 courses: S 44° 45' 15" E, passing a set iron pin and cap at 10.00 feet, 364.48 feet to a set iron pin and cap, said iron pin being 21.32 feet measured perpendicular from the said northerly right-of-way line of the C.N.G. & T.P. Railroad; thence on a line parallel with the said northerly right-of-way line N 45° 14' 45" E 900.06 feet to a set iron pin and cap; thence N 67° 33' 25" E 71.38 feet, more or less, to a set iron pin and cap on the westerly right-of-way line of Empire Drive; thence continuing· along the Grantor's line and the said line of Empire Drive S 22° 26' 35" E 112.00 feet to the point of beginning, containing 2.924 acres of land, more or less.

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The above described real estate is now described as follows pursuant to a survey by JMA Consultants, Inc., under the direction of Michael Meyer, Kentucky Registered Surveyor No. 3773, dated December 13, 2011, last revised January 19, 2012, designated Project No. 3491:

SITUATED IN THE CITY OF FLORENCE, BOONE COUNTY, KENTUCKY AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WEST RIGHT OF WAY LINE OF EMPIRE DRIVE, REFERENCED BY A FOUND PIN BY CINERGYUHLP BEING 0.04 FEET SOUTH AND 0.06 FEET EAST, AND BEING NORTH 22 DEGREES 26'35" WEST, 112.00 FEET FROM THE INTERSECTION OF NORTHERN RIGHT OF WAY LINE OF THE C.N.O. & T.P. RAILROAD WITH THE SAID WEST RIGHT OF WAY OF EMPIRE DRIVE AS SHOWN ON THE PLAT FOR THE NORTHERN KENTUCKY INDUSTRIAL FOUNDATION SECTION 2A AS RECORDED IN PLAT BOOK 8, PAGE 47 OF THE BOONE COUNTY PLAT RECORDS ON FILE IN BURLINGTON, KENTUCKY;

THENCE LEAVING SAID WEST RIGHT OF WAY LINE AND ALONG THE NORTHERN LINE OF THE PROPERTY CONVEYED TO THE UNION LIGHT, HEAT AND POWER COMPANY AS RECORDED IN DEED BOOK 818, PAGE 214 OF SAID COUNTY RECORDS, SOUTH 67 DEGREES 33'25" WEST, 71.38 FEET TO A FOUND PIN BY CINERGYUHLP;

THENCE ALONG A NORTHWEST LINE OF SAID UNION LIGHT, HEAT AND POWER COMPANY PROPERTY, SOUTH 45 DEGREES 14'45" WEST, 900.06 FEET TO A SET 5/8"X30" PIN WITH IDENTIFICATION CAP LABELED "JMA CONSULTANTS";

THENCE ALONG A NORTHEAST LINE OF SAID UNION LIGHT, HEAT AND POWER COMPANY PROPERTY, NORTH 44 DEGREES 45'15" WEST, 364.48 FEET TO THE' NORTHWEST LINE OF THE PROPERTY CONVEYED TO DUGAN REALTY, L.L.C. AS RECORDED IN DEED BOOK 907, PAGE 404 OF SAID COUNTY RECORDS, PASSING A FOUND PIN BY CINERGYUHLP AT 354.14 FEET;

THENCE ALONG SAID NORTHWEST LINE, NORTH 35 DEGREES 45'15" EAST, 487.69 FEET TO A POINT REFERENCED BY A FOUND PIN BY WOOLPERT BEING 0.03 FEET

NORTH AND 0.38 FEET EAST;

THENCE ALONG A NORTH LINE OF SAID DUGAN REALTY, L.L.C. PROPERTY, NORTH 69 DEGREES 05'30" EAST, 647.10 FEET TO THE MOST NORTH CORNER OF SAID DUGAN REALTY, L.L.C. PROPERTY ON THE WEST RIGHT OF WAY LINE OF EMPIRE DRIVE, REFERENCED BY A FOUND PIN BY WOOLPERT BEING 0.03 FEET NORTH AND 0.10 FEET EAST;

THENCE ALONG THE SAID WEST RIGHT OF WAY LINE OF EMPIRE DRIVE, ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 876.25 FEET FOR AN ARC DISTANCE OF 182.46 FEET, CHORD BEARING SOUTH 16 DEGREES 28'40" EAST, 182.13 FEET TO A POINT REFERENCED BY A FOUND CROSS NOTCH BEING 0.07 FEET SOUTH AND 0.05 FEET EAST;

3

THENCE CONTINUING ALONG SAID WEST RIGHT OF WAY LINE, SOUTH 22 DEGREES 26'35" EAST, 54.02 FEET TO THE POINT OF BEGINNING.

CONTAINING 8.5404 ACRES OF LAND AND BEING SUBJECT TO ALL LEGAL HIGHWAYS, EASEMENTS AND RESTRICTIONS OF RECORD.

THE ABOVE DESCRIBED TRACT BEING THE REMAINING PORTION OF THE PROPERTY CONVEYED TO DUGAN REALTY, L.L.C. AS RECORDED IN DEED BOOK 907, PAGE 404 OF THE BOONE COUNTY, KENTUCKY RECORDS.

THIS DESCRIPTION IS BASED ON A SURVEY BY JMA CONSULTANTS, INC., DATED DECEMBER 13, 2011, JOB NO. 3491, UNDER THE DIRECTION OF MICHAEL MEYER, KENTUCKY REGISTERED SURVEYOR NUMBER 3773.

THE BEARINGS ARE BASED ON THE NORTHERN KENTUCKY INDUSTRIAL FOUNDATION SECTION 2A AS RECORDED IN PLAT BOOK 8, PAGE 47 OF THE BOONE COUNTY PLAT RECORDS ON FILE IN BURLINGTON, KENTUCKY.

4

11540 Mosteller Road, Sharonville, Ohio

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF HAMILTON, STATE OF OHIO, AND IS DESCRIBED AS FOLLOWS:

Auditor's Parcel No. 608-0014-0001:

8th Series Reference: 9G/106 Area Band 9H/l62 Area A

Situated in Section 30 and 36, Town 4, Entire Range 1, City of Sharonville, Hamilton County, Ohio and being part of an original 26.3018 acre tract conveyed to Duke Realty Ohio in O.R. 9123, Page 4560, the boundary of which being more particularly described as follows:

Beginning at a point in the easterly right of way line of Mosteller Road as recorded in P.B. 2, Pages 273-275, said point being S 02°30' 05" W, a distance of 65.92 feet from the northwest corner of said Section 30;

Thence along a curve to the right an arc distance of 54.83 feet to a set 5/8" iron pin set in the southerly right-of-way line of East Kemper Road as· recorded in P.B. _, Pages_, said curve having a radius of 100.00 feet, a chord bearing N 50° 40' 10" E, a distance of 54.15 feet and a central angle of 31° 25' 04",

Thence along said southerly right-of-way line, S 87° 46' 30" E, a distance of 800.23 feet to a set 5/8" iron pin;

Thence along a new division line, S 02° 27' 12" W a distance of 372.83 feet to a set 5/8" iron pin;

Thence continuing, S 87° 32' 48" E, a distance of 263.25 feet to a set 5/8" iron pin in the easterly line of the aforesaid original 26.3018 acre tract;

Thence along the easterly line of said original 26.3018 acre tract, S 02° 27' 12" W a distance of 602.48 feet to a set 5/8" iron pin;

Thence along the southerly line of said original 26.3018 acre tract, N 87° 46' 30" W a distance of 1106.56 feet to a set 5/8" iron pin in the aforesaid easterly right-of-way line of Mosteller Road;

Thence with said easterly right of way line, the following three (3) courses:

1. N 01° 16' 00" W a distance of 5.93 feet to an existing 5/8" iron pin lying 0.8 feet south and 0.2 feet west;

2. N 01° 38' 00" E a distance of 879.45 feet to an existing 5/8" iron pin lying 1.1 feet south and 0.5 feet west;

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3. Along a curve to the right an arc distance of 58.17 feet to the Point of Beginning, said curve having a radius of 100.00 feet, a chord bearing N 18° 17' 49" E a distance of 57.35 feet and a central angle of 33° 19' 38".

Containing 22.6753 acres more or less.

Bearings are based on the north line of Section 30, being S 87° 46' 30" E, as shown on a survey of record by CDS Associates, Inc. Dated 6-26-00.

The above description based on a field survey by Kleingers & Associates, Engineers and Surveyors, under the direction of Randy C. Wolfe, Ohio Professional Surveyor No. 8033.

Together with those certain easement rights set-forth in Utility and Storm Sewer Easement Agreement by and between Duke Construction Limited Partnership and Duke Realty Ohio, dated September 22, 2005 and recorded September 26, 2005 in Official Record Volume 10049, Page 2078, Hamilton County, Ohio Records.

6

4115 Thunderbird Lane, Fairfield, Ohio

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF BUTLER, STATE OF OHIO, AND IS DESCRIBED AS FOLLOWS:

Auditor's Parcel No. A0700-227-000-012:

Lot Numbered Eleven Thousand Five Hundred Sixty-Five (11565) as the same is known and designated on the Revised List of Lots in the City of Fairfield, Butler County, Ohio.

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Exhibit B

INTENTIONALLY OMITTED

B-1

Exhibit C

LEASE SCHEDULE

Best Sanitizers, Inc.

1.	Lease dated May 28, 2013
2.	First Lease Amendment dated November 3, 2014

Prestolite Electric Incorporated

1.	Lease Agreement dated June 28, 1996
2.	First Lease Amendment dated July 31, 1996
3.	Second Lease Amendment dated November 9, 2000
4.	Third Lease Amendment dated April 30, 2004
5.	Fourth Lease Amendment dated May 19, 2009
6.	Fifth Lease Amendment dated May 22, 2014

Toyoba Kureha America Co., Ltd.

1.	Lease dated February 10, 2003
2.	First Lease Amendment dated August 10, 2003
3.	Second Lease Amendment dated July 11, 2007
4.	Third Lease Amendment dated October 4, 2007
5.	Fourth Lease Amendment dated August 1, 2014

TSS Aviation, Inc.

1.	Lease dated July 14, 2005
2.	Unconditional Guaranty of Lease dated July 14, 2005
3.	Letter of Understanding dated November 15, 2005
4.	Unconditional Guaranty of Lease dated July 2, 2007
5.	First Lease Amendment dated March 24, 2009
6.	Second Lease Amendment dated December 12, 2011

WorldPac, Inc.

1.	Lease Agreement dated October 9, 2002
2.	First Lease Amendment dated February 26, 2003
3.	Second Lease Amendment dated July 23, 2007
4.	Letter of Understanding dated October 30, 2007
5.	Third Lease Amendment dated August 9, 2012
6.	Fourth Lease Amendment dated April 1, 2013

C-2

Exhibit D

INTENTIONALLY OMITTED

D-3

Exhibit E

LIST OF CONTRACTS

7585 Empire Drive, Florence, Kentucky

Contract	Service
Detect-All Security	Fire Panel Monitoring
Oberson’s	Snow Removal

11540 Mosteller Road, Sharonville, Ohio

Contract	Service
Detect-All Security	Fire Panel Monitoring
Oberson’s	Snow Removal

4115 Thunderbird Lane, Fairfield, Ohio

Contract	Service
Detect-All Security	Fire Panel Monitoring
Oberson’s	Snow Removal

E-4

Exhibit F

FORM OF DEED (Ohio)

LIMITED WARRANTY DEED

____________________, a Delaware limited liability company ("Grantor"), whose tax mailing address is: ___________________, for valuable consideration paid, grants, with limited warranty covenants, to _______________, a _________________("Grantee"), whose tax mailing address is: ______________________, the following real property situated in the State of Ohio, County of _________, and the City of __________________:

Being the real property more particularly described on Exhibit "A" attached hereto and made a part hereof by reference, together with all improvements located thereon and all rights and easements appurtenant or pertaining thereto (collectively the "Property").

Tax Parcel Nos.:

:

Property Addresses

Subject to real estate taxes and assessments not yet due and payable; zoning and building ordinances; and easements, conditions and restrictions of record listed on Exhibit "B" attached hereto and made a part hereof by reference hereto.

Prior Instrument Reference: Instrument No. ___________, Recorder's Office, _________ County, Ohio.

Remainder of Page Intentionally Blank.

Signature Page(s) Follows.

F-1

Executed this day of ______, 2014, to be effective as of _________, 2014

GRANTOR:

______________________________

By:___________________________

Name:

Title:

COMMONWEALTH OF MASSACHUSETTS

_________ County, ss.

On this ____ day of _____________, 2014, before me, the undersigned notary public, personally appeared ________________________________, proved to me through satisfactory evidence of identification, which was _______________________________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose, as _________________________ of ____________________________________, a ____________________________________.

______________________________

(official signature and seal of notary)

Name: ________________________

My commission expires: ________________________

This instrument prepared by: ____________________________

FORM OF DEED (KENTUCKY)

Group No.: __________

PIDN: ____________________________

After recording, return to:

_____________________________

_____________________________

SPECIAL WARRANTY DEED

(Kentucky)

THIS SPECIAL WARRANTY DEED is made as of the ___ day of_____________, 2014, by ___________________________, a _______________________________(the “Grantor”), having an address of ___________________________________________________________________________, to _____________________________, a _______________________________(the “Grantee”), having an address of ____________________________________________________________________.

Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, receipt whereof is hereby acknowledged, and pursuant to proper authority, hereby grants, bargains, sells and conveys unto Grantee and its successors, heirs and assigns, the following described property (collectively the “Property”):

a.	The real property described on Exhibit A attached hereto and made a part hereof (the "Land");

b.	All buildings, improvements, fixtures, structures, parking areas and landscaping on the Land;

c.	All and singular the rights, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in any matter appertaining to such Land, including any and all mineral rights, development rights, water rights and the like; and

d.	All right, title and interest of Grantor in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land.

Being the same property conveyed to Grantor by deed recorded in Official Record ____, Page____, in the office of the Clerk of _______________ County, Kentucky.

TO HAVE AND TO HOLD the Property in fee simple unto Grantee and its successors, heirs and assigns, forever.

Grantor covenants with Grantee, its successors and assigns that (i) Grantor has full right, power and authority to execute and deliver this deed to Grantee, (ii) Grantor’s title to the Property is free, clear and unencumbered of claims of persons claiming by, through or under Grantor, except for those matters set forth in Exhibit B attached hereto and incorporated herein (the “Permitted Exceptions”), (iii) Grantee shall quietly and peaceably hold title to the Property free and clear of all claims of those claiming by, through or under Grantor except for the persons claiming under the Permitted Exceptions, (iv) Grantor will warrant and defend the title of Grantor, its successors and assigns to the Property from and against the claims of all of those claiming by, through or under Grantor except for those persons claiming under the Permitted Exceptions, and (v) Grantor is well seised of the Property.

IN WITNESS WHEREOF, said Grantor has caused this instrument to be duly executed and delivered by its duly authorized officer, as of the day and year first above written.

GRANTOR:

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of ___________, 2008, by______________________________, as the ________________________________ of ________________________________, on behalf of the ___________________________. Such person is personally known to me or has provided a driver's license as identification.

Notary Public
[Seal]	My Commission Expires:

CERTIFICATE AS TO VALUE

Pursuant to Kentucky Revised Statutes Chapter 382, the undersigned, Grantor and Grantee in the within deed, state the full consideration paid for the property passing herein is ______________________________and 00/100 Dollars ($____________________________).

GRANTOR: ___________________________________ By: ________________________________ Name:_________________________ Title: __________________________	GRANTEE: ___________________________________ By: ________________________________ Name:_________________________ Title: __________________________

GRANTOR ADDRESS:	GRANTEE ADDRESS:

ADDRESS FOR TAX BILLS:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was sworn to and subscribed before me this ___ day of ___________, 2008, by______________________________, as the ________________________________ of ________________________________, on behalf of the ___________________________. Such person is personally known to me or has provided a driver's license as identification.

Notary Public
[Seal]	My Commission Expires:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was sworn to and subscribed before me this ___ day of ___________, 2008, by______________________________, as the ________________________________ of ________________________________, on behalf of the ___________________________. Such person is personally known to me or has provided a driver's license as identification.

Notary Public
[Seal]	My Commission Expires:

This instrument was prepared by:

_________________________________

Stephen M. Griffith, Jr.

Taft, Stettinius & Hollister LLP

1800 U.S. Bank Tower

425 Walnut Street

Cincinnati, OH 45202-3957

(513) 381-2838

EXHIBIT A

LEGAL DESCRIPTION

P.P.N. __________________________

Group Number ______________

EXHIBIT B

PERMITTED EXCEPTIONS

1.	Real estate taxes and installments of assessments, if any, not yet delinquent.

2.	Rights of tenants in possession pursuant to leases previously identified in writing by Grantor to Grantee.

Exhibit G

FORM OF BILL OF SALE AND GENERAL ASSIGNMENT

KNOW ALL PEOPLE BY THESE PRESENTS, that __________________________, with an address at c/o _____________________________ (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) lawful money of the United States, and other good and valuable consideration to Seller in hand paid, at or before the ensealing and delivery of these presents, by ___________________________, a _____________ _______________ whose post office address is _____________________ (“Purchaser”), the receipt and sufficiency of which is hereby acknowledged, has bargained and sold, and by these presents does grant, bargain, sell, convey, set over, transfer, assign and deliver unto the Purchaser, its successors and assigns, the following:

(a)     All of Seller’s right, title and interest in and to all fixtures, equipment and articles of personal property (except for personal property owned by tenants) (hereinafter, the “Personal Property”) attached to or located on and used in connection with the operation of the parcel of land described in Exhibit A attached hereto (the “Land”) and the buildings and improvements erected thereon (collectively, the “Premises”), which Personal Property includes all personal property, if any, owned by Seller and located on and used in the operation and maintenance of the Premises, which Personal Property is being conveyed simultaneously with the conveyance by Seller to Purchaser of all its right, title and interest in and to the Premises by a Deed of even date herewith;

(b)     All of Seller’s right, title and interest in and to all those permits, licenses, certificates, approvals, authorizations, variances and consents (including any and all presently pending applications therefor) affecting the Land and the buildings and improvements thereon issued to Seller or to its predecessors in interest in the Premises as holder, claimant, licensee, permitee, successor in interest, applicant and/or owner or lessor of the Premises, by any and all federal, state, county, municipal and local governments, and all departments, commissions, boards, bureaus and offices thereof, having or claiming jurisdiction over the Premises, whether or not the same may presently be in full force and effect, all to the extent that Seller may lawfully transfer the same to Purchaser;

(c)     All of Seller’s right, title and interest in and to all unexpired warranties and guaranties affecting the Premises and/or the Personal Property, all to the extent that Seller may lawfully transfer the same to Purchaser (it being agreed that nothing in this Section (e) shall be construed to affect Seller’s rights under such warranties and guaranties with respect to periods prior to the date hereof); and

(d)     All of Seller’s right, title and interest in and to all appraisals, surveys, architectural and/or engineering renderings, plans and specifications, soils and other geological reports and studies, and all other reports, studies and other information relating in any way to development and/or use of the Premises.

G-2

Notwithstanding the foregoing, the Excluded Items (as defined in the Real Estate Purchase and Sale Agreement dated ______ between Seller and _______) are not included in this bill of sale and assignment.

To have and to hold the same unto Purchaser, its successors and assigns forever.

This Bill of Sale and General Assignment is made strictly on an “AS IS, WHERE IS” AND “WITH ALL FAULTS, LIABILITIES, AND DEFECTS, LATENT OR OTHERWISE, KNOWN OR UNKNOWN” basis and without any warranties, express or implied, except for those representations and warranties, if any, expressly set forth in that Real Estate Purchase and Sale Agreement between Seller and ______________________ dated as of ________________, 201__ (the “Agreement”), all of which are subject to all time, dollar and other limitations on Seller’s liability set forth in the Agreement. Purchaser agrees to indemnify and hold harmless Seller from any cost, liability, damage or expense (including attorneys’ fees) arising out of Purchaser’s use, ownership, and/or operation from and after the date hereof of the property assigned to Purchaser hereby.

Remainder of Page Intentionally Blank.

Signature Page(s) Follows.

G-3

IN WITNESS WHEREOF, this Bill of Sale has been duly signed and sealed by the Seller as of the _____ day of ___________, 201__.

SELLER:
[Name]
By:	_______________________________
Name:________________________
Title:_________________________
G-4

EXHIBIT A

(to Bill of Sale)

Property Description

G-5

Exhibit H

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is executed as of ________________, 201__ by and between ___________________________ (“Assignor”), and __________________________ (“Assignee”).

Background

Assignor has this day conveyed to the Assignee the property located in ______________, ____________ County, ______________, more particularly described in Exhibit A hereto (the “Premises”) and, in connection with the conveyance of the Premises, Assignor and Assignee intend that Assignor’s right, title, interests, powers, and privileges in and under all leases and security deposits affecting the Premises and other matters stated herein be assigned and transferred to Assignee.

Agreement

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Leases. Assignor hereby transfers and assigns to Assignee any and all right, title and interest which Assignor may have, as landlord or otherwise, in leases with tenants covering spaces in the Premises (collectively the “Leases”), as listed in Exhibit B attached hereto and made a part hereof. Assignee hereby (a) assumes all liabilities and obligations of Assignor under the Leases arising or accruing from and after the date hereof including, without limitation, all obligations with respect to all security deposits with respect to the Leases, and (b) agrees to indemnify, defend and hold harmless Assignor from any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to the Leases arising or accruing from and after the date hereof. Assignor acknowledges that Assignor has retained and Assignee shall not assume or be responsible for any of the obligations, covenants, terms and conditions of the Leases to be performed or observed by Assignor thereunder arising at any time prior to the Closing Date. Subject to the time limitations and monetary limitations set forth in Section 10.4 of the Agreement (as defined below), Assignor agrees to indemnify, defend and hold harmless Assignee from any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to the Leases arising or accruing prior to the date hereof .

2.     Security Deposits. Assignor hereby transfers and assigns to Assignee all security deposits held by the Assignor relative to the Leases. Assignee covenants to hold and use such deposits in compliance with the Leases and applicable law and agrees to indemnify, defend and hold harmless Assignor from any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to such deposits arising or accruing from and after the date hereof.

H-1

3.     Contracts. Assignor hereby transfers and assigns to Assignee any and all right, title and interest which Assignor may have in the contracts, if any, listed in Exhibit C attached hereto and made a part hereof (collectively, the “Contracts”). By executing this Assignment, Assignee hereby accepts and agrees to perform all of the terms, covenants and conditions of the Contracts on the part of Assignor therein required to be performed, from and after the date hereof, but not prior thereto. Assignee hereby (a) assumes all liabilities and obligations of Assignor under the Contracts arising or accruing from and after the date hereof, and (b) agrees to indemnify, defend and hold harmless Assignor from any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to the Contracts arising or accruing from and after the date hereof. Assignor acknowledges that Assignor has retained and Assignee shall not assume or be responsible for any of the obligations, covenants, terms and conditions of the Contracts to be performed or observed by Assignor thereunder arising at any time prior to the Closing Date. Subject to the time limitations and monetary limitations set forth in Section 10.4 of the Agreement (as defined below), Assignor agrees to indemnify, defend and hold harmless Assignee from any and all damages, losses, costs, claims, liabilities, expenses, demands and obligations under or with respect to the Contracts arising or accruing prior to the date hereof.

4.     Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

5.     Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the State of _________________.

6.     No Representations. This assignment is made without any representation or warranty, express or implied, except for those representations and warranties, if any, expressly set forth in that Real Estate Purchase and Sale Agreement between Assignor and _______________________ dated as of _____________, 201__ (the “Agreement”), all of which are subject to all time, dollar and other limitations on Seller’s liability set forth in the Agreement.

Remainder of Page Intentionally Blank.

Signature Page(s) Follows.

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IN WITNESS WHEREOF, this Assignment has been duly signed and sealed by the parties as of the date set forth above.

ASSIGNOR:
[Name]
By:	______________________________
Name:________________________
Title:_________________________

COMMONWEALTH OF MASSACHUSETTS

_________ County, ss.

On this ____ day of _____________, 2014, before me, the undersigned notary public, personally appeared ________________________________, proved to me through satisfactory evidence of identification, which was _______________________________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose, as _________________________ of ____________________________________, a ____________________________________.

______________________________

(official signature and seal of notary)

Name: ________________________

My commission expires: ________________________

[The remainder of this page is intentionally blank; additional signature and notary page follows.]

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ASSIGNEE:
[Name]
By:	______________________________
Name:________________________
Title:_________________________

COMMONWEALTH OF MASSACHUSETTS

_________ County, ss.

On this ____ day of _____________, 2014, before me, the undersigned notary public, personally appeared ________________________________, proved to me through satisfactory evidence of identification, which was _______________________________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose, as _________________________ of ____________________________________, a ____________________________________.

______________________________

(official signature and seal of notary)

Name: ________________________

My commission expires: ________________________

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EXHIBIT A

(to Assignment and Assumption)

Property Description

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EXHIBIT B

(to Assignment and Assumption)

Lease Schedule

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EXHIBIT C

Assigned Contracts

(to Assignment and Assumption)

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Exhibit I

REPRESENTATION CERTIFICATE

The undersigned, as Seller under a Real Estate Purchase and Sale Agreement (“Purchase Agreement”) dated as of _________________, 201__ between _________________________ (“Seller”) and _____________________________ (“Purchaser”), does hereby certify to Purchaser as follows:

Except as otherwise disclosed in writing to Purchaser, and subject to Purchaser’s Knowledge, the Seller Representations set forth in Section 7.2 of the Purchase Agreement are hereby reaffirmed as of the date hereof; provided, however, that with respect to any Seller Representation that is made as of the Effective Date (or another specified date) or expressly states that it is made with respect to facts as of a specified date, such representation is reaffirmed as of the Effective Date or such other specified date, as applicable.

Seller’s liability hereunder shall be subject to all time, dollar and other limitations on Seller’s liability set forth in the Purchase Agreement.

Dated as of this ____ day of ____________, 201__.

Seller:
[Name]
By:	______________________________
Name:________________________
Title:_________________________

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Exhibit J

FORM OF OWNER'S title affidavit

Escrow No. ___________________________

Title Order No. _________________________

The undersigned (“Owner’) hereby represents and warrants as follows to and for the benefit of Commonwealth Land Title Insurance Company (the “Title Company”):

1.     Representatives of Owner have reviewed the preliminary report/commitment with an effective date of                              , 201__ (the “Title Report”).

2.     To the knowledge of Owner, there are no unrecorded leases or occupancy agreements affecting the property described in Schedule A of the Title Report (the “Property”), or other parties in possession of the Property, except for leases with the tenants shown on Exhibit A attached hereto.

3.     Except as set forth on Exhibit B attached hereto:

(a)     within the last six (6) months, Owner has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been paid for prior to any delinquency, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for prior to any delinquency, and (iii) attached any fixtures to the Property which have not been paid for prior to any delinquency; and

(b)     there are no outstanding or disputed claims for any work or item referred to in subparagraph (a).

5.     To the knowledge of Owner, there has been no violation of any covenants, conditions or restrictions of record affecting the Property.

All references herein to the “knowledge” of Owner or words of similar import shall refer only to the actual knowledge of ___________________, and shall not be construed to refer to the knowledge of any other officer, owner, manager, director, shareholder, employee, adviser, agent or representative of Owner, its owners, or any affiliate of any of the foregoing, or to impose or have imposed upon such individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the aforementioned individuals arising out of any representations or warranties made herein.

This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policy of title insurance. This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.

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IN WITNESS WHEREOF, Owner has executed this affidavit as of                          , 201_.

OWNER:
[Name]
By:	______________________________
Name:________________________
Title:_________________________

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EXHIBIT A

(to Owner’s Affidavit)

Lease Schedule

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EXHIBIT B

(to Owner’s Affidavit)

Description of Work and/or Disputed Claims

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